UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Kansas City Southern

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kansas City Southern

Notice of 2021 Annual Meeting of Stockholders

and Proxy Statement

May 20, 2021

YOUR VOTE IS IMPORTANT Please submit your proxy or voting instructions by internet, telephone or mail.
This Notice and Proxy Statement and the 2020 Annual Report were made available to stockholders on or around April 9, 2021.

 KANSAS CITY SOUTHERN

Dear Stockholder:

It is our pleasure to invite you to attend our 2021 Annual Meeting of Stockholders. Due to the continued public health impact of the coronavirus outbreak (COVID-19) and out of an abundance of caution to support the health and well-being of our employees and stockholders, this year’s Annual Meeting will be conducted virtually, via live audio webcast, on May 20, 2021 at 9:00 a.m. Central Time.

You may attend the meeting, submit questions and vote your shares electronically during the virtual meeting by visiting www.meetingcenter.io/295243793. To login to the virtual meeting you will have two options: Join as a “Guest” or Join as a “Stockholder”. If you join as a “Stockholder” you will be required to have a control number and password. Your control number can be found on your Notice of Internet Availability of Proxy Materials. The password for the meeting is KSU2021. We recommend that you log in at least 10 minutes before the meeting to ensure you are logged in when the meeting starts. Additional information on how to participate can be found on page 2.

The following Notice of Annual Meeting of Stockholders outlines the business to be conducted at the Annual Meeting.

We are again using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We instead sent stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We encourage you to review these materials and vote your shares.

You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Additionally, if you attend the virtual Annual Meeting, you may vote your shares via the Internet even if you have previously voted your proxy. Whether or not you plan to attend, please vote as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting.

We are proud that you have chosen to invest in Kansas City Southern. On behalf of our management and directors, thank you for your continued support and confidence in 2021.

Very truly yours,

Robert J. Druten

Chairman of the Board of Directors

 KANSAS CITY SOUTHERN

KCS Vision, Values and Culture

Legacy and Purpose

We will honor and carry forward the unique legacy of KCS — its vision, entrepreneurial and ambitious spirit, resilience in the face of adversity, independence and willingness to challenge “conventional wisdom” as we carry out our purpose of making a meaningful contribution to the economic growth and prosperity of the nations and communities we serve.

Vision

We strive to consistently be the fastest-growing, best-performing, most customer-focused transportation provider in North America.

Strategic Intents

We seek to capitalize on the strategic location of the KCS cross-border rail network and the diverse and growing North American markets, while maintaining a commitment to operational excellence. We embrace new and emerging technologies and a strong cost discipline within a safe and reliable environment. We strive to provide service that consistently exceeds our customers’ expectations, challenging careers to our employees and industry-leading returns to our stockholders.

Our Values

The KCS Culture is a set of values, beliefs and behaviors that define our Company, and create a foundation for our growth and success. Our strong culture and core values will allow KCS to fulfill its vision and continue to endure in times of stress.

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Safety:    First and foremost, we will demonstrate a commitment to safety, for ourselves and our fellow employees, customers, contractors and any other guests on our property. At KCS, safety is an obligation, not an option.

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Customer focus:    We will recognize that we are in the business of serving customers and will strive to consistently meet or exceed their expectations and deliver on our commitments. We will do what we say we are going to do.

•	Communication: We will support an environment of open and honest communication in which transparency of information and diversity of perspective are valued.

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Teamwork:    We will encourage and reward initiative and cross-functional teamwork. We will treat our fellow employees, and other business associates, with dignity and respect. Railroading is a team sport!

•	Initiative & Innovation: We will nurture an environment which encourages and rewards resourcefulness, innovation and creativity, and where all individuals’ contributions are encouraged and respected.

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Diversity & Civility:    We will embrace our cross-cultural heritage and promote a work environment that is inclusive of everyone. We will honor the rights of all individuals to be treated with respect and dignity.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

 KANSAS CITY SOUTHERN

Notice of 2021 Annual Meeting of Stockholders

Date and Time	Location	Record Date

9:00 a.m., Central Time Thursday, May 20, 2021	Virtual Meeting www.meetingcenter.io/295243793	March 22, 2021

Items of business

1	Election of 10 directors named in this proxy statement
2	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021
3	An advisory vote to approve the 2020 compensation of our named executive officers
4	Such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof

Adjournments and postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record date

You are entitled to vote only if you were a Kansas City Southern stockholder as of the close of business on March 22, 2021.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

 KANSAS CITY SOUTHERN

Voting

Your vote is very important to us. Regardless of whether you plan to participate in the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may also submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares during the annual meeting (other than shares held through the Kansas City Southern 401(k) Plan, which must be voted prior to the meeting). For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about Voting and Annual Meeting beginning on page 2 of the proxy statement.

By Order of the Board of Directors,

Adam J. Godderz Senior Vice President-Chief Legal Officer & Corporate Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about April 9, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021.

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2020 Annual

Report are available electronically at www.edocumentview.com/ksu

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

 KANSAS CITY SOUTHERN

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

 KANSAS CITY SOUTHERN

Proposal and Voting Recommendations

Proposal	Board Recommendation	Page Reference for More Information
1. Election of the following director nominees for a one-year term: Lydia I. Beebe Lu M. Córdova Robert J. Druten, Chairman Antonio O. Garza, Jr. David Garza-Santos Janet H. Kennedy Mitchell J. Krebs Henry J. Maier Thomas A. McDonnell Patrick J. Ottensmeyer	FOR each nominee	9
2. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021	FOR	15
3. Advisory vote to approve the 2020 compensation of our named executive officers	FOR	16

Current Board of Directors
Name	Director Since	Independent	Committee Memberships

Lydia I. Beebe	2017	✓	C,N

Lu M. Córdova	2010	✓	A,F

Robert J. Druten, Chairman	2004	✓	E,N

Antonio O. Garza, Jr.	2010	✓	E,N

David Garza-Santos	2016	✓	C

Janet H. Kennedy	2019	✓	F

Mitchell J. Krebs	2017	✓	A,F

Henry J. Maier	2017	✓	C,F

Thomas A. McDonnell	2003	✓	A,F,N

Patrick J. Ottensmeyer	2016		E

A-Audit    C-Compensation & Organization    E-Executive    F-Finance & Strategic Investment    N-Nominating & Corporate Governance

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	1

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Questions and Answers about Voting and Annual Meeting

Q:          What is this document?

A:          This document is the Proxy Statement of Kansas City Southern that is being furnished to our stockholders of record on March 22, 2021 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at the 2021 Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”). In light of the continued public health concerns regarding COVID-19, we will hold the Annual Meeting on May 20, 2021 at 9:00 a.m. Central Time virtually, via live audio webcast. Unless otherwise indicated or the context requires, references in this Proxy Statement to “KCS” or the “Company” include Kansas City Southern and its consolidated subsidiaries.

Q:          How can I attend the virtual Annual Meeting?

A:          The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live audio webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/295243793. You will also be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is KSU2021.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Central Time. We encourage you to access the meeting at least 10 minutes before the meeting to ensure you are logged in when the meeting starts. Please follow the registration instructions as outlined below.

Q:          What if I have trouble accessing the Annual Meeting virtually?

A:          The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. Should you need further assistance you may call 1-888-724-2416.

Q:          How do I register to attend the virtual Annual Meeting?

A:           For registered stockholders (i.e., you hold your shares through our transfer agent, Computershare):

If you are a registered stockholder, you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the notice or proxy card that you received, which also contains your control number.

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For beneficial owners (i.e., you hold your shares through an intermediary, such as a bank or broker):

If you are a beneficial owner, you must register in advance to attend the virtual Annual Meeting.

To register you must submit proof of your proxy power (legal proxy) reflecting your holdings of our stock, along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern daylight time, on May 14, 2021. You will receive a confirmation email from Computershare of your registration.

Requests for registration should be directed to Computershare at the following:

•	By Email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

If you do not have your control number, you may attend as a guest (non-stockholder) but will not have the option to ask questions or vote at the virtual meeting.

Q:          Why is this Annual Meeting virtual only?

A:          We have been closely monitoring developments with the COVID-19 pandemic and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. In light of the ongoing concerns and out of an abundance of caution, we will be conducting the Annual Meeting by remote communication only. The health and well-being of our employees and stockholders remains our top priority. Furthermore, we believe that hosting a virtual meeting enables increased stockholder attendance and participation, since stockholders can participate from any location around the world, while saving the Company and investor’s time and resources. A virtual meeting is also environmentally friendly and sustainable over the long-term. Stockholders can submit questions ahead of and during the virtual Annual Meeting through an online portal.

You may attend the meeting, submit questions and vote your shares electronically during the virtual meeting by visiting www.meetingcenter.io/295243793. To login to the virtual meeting you will have two options: Join as a “Guest” or Join as a “Stockholder”. If you join as a “Stockholder” you will be required to have a control number and password. Your control number can be found on your Notice of Internet Availability of Proxy Materials. The password for the meeting is KSU2021.

Q:          Why did some stockholders receive a Notice, whereas other stockholders received a full set of printed proxy materials or an email with instructions on how to obtain the materials electronically?

A:          Pursuant to rules promulgated by the SEC, we are making this Proxy Statement and 2020 Annual Report to Stockholders (the “Annual Report”) available to stockholders electronically via the Internet. On or around April 9, 2021, we sent the Notice to our stockholders of record on the Record Date, which provides information regarding accessing the proxy materials for the Annual Meeting and voting via the Internet.

Some stockholders have previously requested to receive either a full set of printed proxy materials or an email with instructions on how to access the proxy materials electronically. Stockholders that have not submitted a specific delivery preference were sent the Notice. In addition, all participants in the Kansas City Southern 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”) were sent printed proxy materials.

If you would like to change the way you receive materials in the future, please follow the instructions on the Notice you received.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	3

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Q:          Who may attend the Annual Meeting?

A:          Only KCS stockholders, their proxies, and guests of KCS may attend the Annual Meeting.

Q:          Who may vote at the Annual Meeting?

A:          Only the stockholders of record of our common stock, par value $0.01 per share (the “Common Stock”), and our 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock” and collectively, with the Common Stock, the “Voting Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 214,542 shares of 4% Preferred Stock (excluding 435,194 shares held in treasury) and 90,936,616 shares of Common Stock (excluding 32,415,569 shares held in treasury) for a total of 91,151,158 shares eligible to vote at the Annual Meeting.

Q:          How many votes does each share of Voting Stock have?

A:          The Voting Stock constitutes our only voting securities and votes together as a single class on all matters to be considered at the Annual Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on each matter.

Q:          What is a registered holder, and how does a registered holder vote?

A:          Registered holders are stockholders who hold their shares directly with the Company and have their names and addresses recorded in the Company’s share registry, which is maintained by our transfer agent, Computershare. Registered holders receive all corporate communications and dividends directly from the Company or Computershare. Registered stockholders can vote by proxy in any of the following three ways, each of which is valid under Delaware law. Stockholders that want to vote via telephone or mail must obtain a full set of printed proxy materials. If you are a registered holder and would like to receive a full printed set of proxy materials, please follow the Instructions on the Notice or contact Computershare at (800) 884-4225.

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By Internet:    Access our Internet voting site at www.envisionreports.com/ksu or scan the QR code on the Notice or your proxy card, if you received a full set of printed proxy materials, with your smartphone and follow the instructions on the screen (May 17, 2021 for participants in certain employee benefit plans discussed below).

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By Telephone:    After receiving the full set of printed proxy materials, using a touch-tone telephone, call toll-free at 1-800-652-VOTE (8683) and follow the voice instructions, (May 17, 2021 for participants in certain employee benefit plans discussed below).

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By Mail:    After receiving the full set of printed proxy materials, mark, sign, date, and return the proxy card or voting instruction form in the enclosed envelope so it is received before the Annual Meeting (May 17, 2021 for participants in certain employee benefit plans discussed below).

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By Voting at the Meeting:    You may attend the meeting and vote your shares electronically during the virtual meeting by visiting www.meetingcenter.io/295243793. To login to the virtual meeting you will have two options: Join as a “Guest” or Join as a “Stockholder”. If you join as a “Stockholder” you will be required to have a control number and password. Your control number can be found on your Notice of Internet Availability of Proxy Materials. The password for the meeting is KSU2021.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	4

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Q:          What is a beneficial owner?

A:          Beneficial owners are stockholders who hold their shares through a brokerage account, bank or other record holder. You also may have heard the term “held in street name” when describing stock ownership. When you buy securities through a brokerage firm, most firms will automatically put your securities into “street name.” This means your brokerage firm will hold your securities in its name or another nominee and not in your name, but your brokerage firm will keep records showing you as the real or “beneficial owner.”

Q:          How do beneficial owners vote?

A:          The Voting Stock is traded on the New York Stock Exchange (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

If you are the beneficial owner of your shares, you should have received a Notice, a full set of printed proxy materials with a voting instruction form, or an email copy of the proxy materials with instructions on how to vote from your broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instruction form provided by your broker or other nominee in order to instruct your broker on how to vote your shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Annual Meeting. A broker will not be able to vote your shares with respect to any non-routine matters (including the election of directors) if you have not given your broker specific instructions to do so. The only routine matter to be voted on at the Annual Meeting is the ratification of the selection of our independent registered public accounting firm for 2021 (Proposal 2). All other matters to be voted upon are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposals.

Q:          How do participants in the KCS 401(k) Plan vote?

A:          If you participate in the KCS 401(k) Plan and own shares of Common Stock in your account, you should have received a full set of printed proxy materials, including a voting instruction form to instruct the trustee of the KCS 401(k) Plan how to vote the shares of Common Stock held on your behalf. The trustee is required under the trust agreement to vote the shares in accordance with the instructions given on the voting instruction form. Voting instructions may also be given by Internet or telephone by participants in the KCS 401(k) Plan. The voting instruction form contains the Internet address and toll-free number. If voting instructions are not received from a participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting instructions by Internet or telephone must be given by 1:00 a.m., Eastern Time, on May 17, 2021. Unless you give voting instructions by Internet or telephone, the voting instruction form should be returned in the envelope provided to Proxy Services, c/o Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-9814. The voting instruction form should not be returned to us. KCS 401(k) Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	5

 KANSAS CITY SOUTHERN

Q:          Are the votes of participants in the KCS 401(k) Plan confidential?

A:          Under the terms of the KCS 401(k) Plan, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

Q:          How many votes must be present to hold the Annual Meeting?

A:          In order for us to conduct the Annual Meeting, the holders of a majority of the shares of the Voting Stock outstanding as of March 22, 2021, must be present at the Annual Meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you do one of the following:

•	Vote via the Internet, prior to or during the Annual Meeting

•	Vote by telephone

•	Return a properly executed proxy by mail (even if you do not provide voting instructions)

Q:          What vote is necessary?

A:          Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares of a stockholder that are present and entitled to vote at the Annual Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined above) are counted as present and entitled to vote for purposes of determining a quorum.

We have described the vote necessary for each Proposal in the description for that Proposal.

Voting ceases when the polls are closed at the Annual Meeting. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Annual Meeting. In determining whether a majority of shares of Voting Stock present have been affirmatively voted for a particular proposal, except in the election of directors, the affirmative votes “FOR” the proposal are measured against the votes ”FOR” and ”AGAINST” the proposal plus the abstentions from voting on the proposal. You may abstain from voting on any proposal. Except in the election of directors, abstentions from voting will have the effect of a vote ”AGAINST” a proposal. With regard to the election of directors, abstentions will be excluded entirely from the vote and will have no effect.

Q:          How are your shares voted if you submit a proxy?

A:          If you properly vote via the Internet, or if you received a paper copy of the proxy materials and properly vote via the Internet or telephone or return a properly executed proxy card, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy Committee is a committee of three directors of KCS, whose names are listed on the screen where you make your voting selections if you vote via the Internet and on the proxy card, and are authorized to vote shares that the stockholder has authorized the Proxy Committee to vote as their proxy.

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The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) authorizing the proxy and voting via the Internet or telephone or executing the proxy card. If a properly authorized or executed and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares as recommended by the Board of Directors for each Proposal and in accordance with their discretion upon such other matters as may properly come before the Annual Meeting.

Q:          Can you revoke your proxy or voting instruction form?

A:          At any time before the polls for the Annual Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly authorized or executed proxy by (a) an Internet vote subsequent to (i) the date of a prior electronic or telephonic vote or (ii) the date shown on the previously executed and delivered proxy, (b) if you have received a full set of printed proxy materials, a telephone vote subsequent to (i) the date of a prior electronic or telephonic vote or (ii) the date shown on the previously executed and delivered proxy, (c) if you have received a full set of printed proxy materials, with a later-dated, properly executed and delivered proxy card, or (d) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed above, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions.

Attendance at the Annual Meeting will not have the effect of revoking your properly executed or authorized proxy submitted prior to the Annual Meeting, unless you submit your vote during the Annual Meeting or deliver a written revocation to our Corporate Secretary before your proxy is voted.

Q:          Who is paying for the Annual Meeting and this proxy solicitation?

A:          Kansas City Southern will pay for the Annual Meeting, including the cost of mailing the Notice, paper copies of our proxy materials as requested by stockholders, and any supplemental materials. Directors, officers and employees of KCS may, either in person, by telephone or otherwise, solicit proxies. They have not been specifically engaged for that purpose, nor will they be compensated for their efforts. We have engaged Morrow Sodali, LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies and provide related informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $25,000 in the aggregate. We will pay these fees and expenses. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our shares for their reasonable expenses in forwarding the Notice, paper copies of our proxy materials as requested by beneficial owners, and other soliciting materials to the beneficial owners.

Q:          What is Householding?

A:          Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Notice, and if requested, Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Notice, Annual Report, and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, and oral requests may be made by calling our Corporate Secretary’s Office at (888) 800-3690. Any stockholder who wants to receive separate copies of the Notice, Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

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Q:          Are there any other matters that will be presented at the Annual Meeting?

A:          The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. Our Bylaws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice to our Corporate Secretary in the manner described in the “Stockholder Proposals for 2022 Annual Meeting” section of this Proxy Statement. However, if other matters properly come before the meeting, it is intended that the Proxy Committee will vote on them in accordance with their best judgment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2021:

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report are available at www.edocumentview.com/ksu

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Proposals for 2021 Annual Meeting

Proposal No.1. Election of Directors

The Board of Directors of KCS (the “Board”) is currently composed of ten members. Previously under the Company’s bylaws, directors who reached the age of 75 prior to the annual meeting were unable to stand for re-election to the Board. Following the Board’s approval of the Company’s proposed transaction with the Canadian Pacific Railway Limited, however, the Board determined that it was in the best interests of the Company and its stockholders for the Board to remain intact pending the closing of the transaction. Accordingly, the Board amended the bylaws to permit the Board to approve a director’s nomination even if the director had reached the age of 75, and, following this amendment, approved the nomination of the ten current directors, including Mr. Thomas A. McDonnell, who had reached the age of 75.

As shown below, the nine non-employee directors nominated for election have a wide array of skills, background, and senior leadership experience, including overseeing companies in regulated industries, both in the U.S. and Mexico, multi-national business operations, and the responsibilities and obligations that result from being a publicly-traded company, all of which are necessary to help guide our Company.

The Board believes these skills and qualifications represent the right blend of experience and knowledge to oversee the implementation of the Company’s vision to consistently be the fastest growing, best-performing, most customer-focused transportation provider in North America. The Board evaluates the composition of its member’s skills and expertise on an ongoing basis and may decide to increase the size of the Board to add members with other unique skills, experience, and diversity to help guide the Company in the future.

*IncludesCEOs of divisions of publicly held companies

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The following ten individuals are being nominated by the Board for election as directors at the Annual Meeting to serve a one-year term expiring in 2022. Their biographies are set forth below. All of the nominees have indicated they are willing and able to serve as directors if re-elected and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by the Board in its sole discretion.

The biography of each nominee contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board to conclude that the person should serve as a director for the Company as of the time that this Proxy Statement was filed with the SEC.

Biographies of Nominees

Age: 68 Director Since: 2017 Committees: • Compensation & Organization • Nominating & Corporate Governance

Lydia I. Beebe

Principal, LIBB Advisors, LLC

Experience: Principal, LIBB Advisors, LLC, a corporate governance consulting firm; Senior Of Counsel, Wilson Sonsini Goodrich & Rosati PC from 2015 to 2017; Chief Corporate Governance Officer and Corporate Secretary, Chevron Corp., an energy company, from 1995 to 2015

Qualifications: Ms. Beebe currently serves as the Principal of LIBB Advisors. She formerly served as Senior Of Counsel with the law firm of Wilson Sonsini Goodrich & Rosati, advising clients on a wide range of corporate governance issues, and as co-chair of the Stanford Institutional Investors Forum at Stanford Law School. She was the Chief Governance Officer for Chevron Corp. from 1995 to 2015 and served in various other legal roles since 1977. During this time, she gained valuable skills relating to executive leadership at a large publicly-traded company, including corporate governance matters that are important to our stockholders. She has extensive experience in a wide array of legal challenges that face a public company and its board of directors. Ms. Beebe also has expertise with boardroom issues as a director of other public companies. Through LIBB Advisors, she also routinely advises companies on corporate strategy and working with all stakeholders. In addition, she serves as an advisory board member of the Rock Center for Corporate Governance at Stanford University. Ms. Beebe also served as chairman of the board of the Northern California Chapter of the National Association of Corporate Directors.

Other Current Public Directorships: Aemetis, Inc., an international renewable fuels and specialty chemical company; EQT Corporation, the largest producer of natural gas in the United States.

Past Directorships: HCC Insurance Holdings, Inc.

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Age: 66 Director Since: 2010 Committees: • Audit • Finance & Strategic Investment (Chair)

Lu M. Córdova

Governor’s Advisor on Efficiencies and Digital Transformation, State of Colorado

Experience: Governor’s Advisor on Efficiencies and Digital Transformation, State of Colorado, since August 2020; Executive Director, Colorado Department of Revenue from April 2019 to August 2020; CEO then Chair of CTEK, a non-profit organization, from June 2018 to present; President of Techstars Foundation, an American seed accelerator, from December 2017 to June 2018; Chief Executive Officer then Chair of Corlund Industries, L.L.C., an investment holding company, since 2005; General Manager of Almacen Storage-US, LLC, a Mexican REIT, from 2007 to 2019

Qualifications: Ms. Córdova has extensive business leadership and entrepreneurial experience. She has strong management skills from leading business development for companies from start-up phase through high growth into the public market. Her former international executive roles with Techstars, McGraw-Hill Standard & Poor’s, a financial services company, and Excite@Home, a provider of broadband internet access, along with Chief Executive roles in private corporations, have given her extensive expertise in corporate finance and strategic planning. In addition, Ms. Córdova is a citizen of both the United States and Mexico and has significant cross-border operations experience. Ms. Córdova also has experience in the development of government financial and economic policies from her formal economics education, from ten years with the 10th District Federal Reserve Bank, ultimately as Chairman, from her public service with the state of Colorado, and from serving on compensation and audit committees.

Past Directorships: 10th District Federal Reserve Bank based in Kansas City; Euronet Worldwide, Inc.

Age: 73 Director Since: 2004 Committees: • Executive (Chair) • Nominating & Corporate Governance (Chair)

Robert J. Druten (Chairman of the Board)

Retired Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc.

Experience: Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc., a greeting card company, from 1994 to August 2006

Qualifications: Mr. Druten has extensive executive experience in corporate finance and accounting developed during his tenure as a financial manager, and ultimately as Chief Financial Officer of Hallmark Cards, Inc. He has also served on the audit committees of other public companies, which gives him valuable knowledge and perspective. Mr. Druten also has experience in managing capital intensive operations, international operations and strategic planning.

Other Current Public Directorships: EPR Properties, a real estate investment trust; Alliance Resource Partners, L.P. a diversified coal provider and marketer company.

Past Directorships: American Italian Pasta Company

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Age: 61 Director Since: 2010 Committees: • Executive • Nominating & Corporate Governance

Antonio O. Garza, Jr.

Counsel, White & Case, LLP

Experience: Counsel, White & Case, LLP since 2009, an international law firm; United States Ambassador to Mexico from 2002 until January 2009

Qualifications: Mr. Garza brings strong political, diplomatic and international business skills to the Board that he has developed through his experience as the United States’ Ambassador to Mexico from 2002 to 2009, and as an international business consultant and attorney. In addition, he has extensive experience in public policy development, strategic relationships with government officials and government relations experience including prior experience working with the Mexican government, which serves the Board well in its governance and strategic oversight of Kansas City Southern de México, S.A. de C.V. (“KCSM”), a wholly-owned subsidiary of KCS. Mr. Garza also has a solid understanding of KCSM’s operations developed through his service on its board of directors. Mr. Garza served as Chairman of the Texas Railroad Commission from 1998 to 2002; Texas’ Secretary of State from 1995-1997, and Cameron County Judge from 1988-1994.

Other Current Public Directorships: Americas Technology Acquisition Corp., A Fifth Partners-sponsored acquisition company focused on media, technology and telecommunications; MoneyGram International, a money transfer company; Trustee

Past Directorships: BBVA Compass and the U.S. holding companies of BBVA; Basic Energy Services

Age: 59 Director Since: 2016 Committees: • Compensation & Organization

David Garza-Santos

Chairman and Chief Executive Officer of Maquinaria Diesel SA de CV (“MADISA”)

Experience: Chairman and Chief Executive Officer of MADISA, a national distributor of Caterpillar and other heavy-duty equipment, since 1994

Qualifications: Mr. Garza-Santos is a business and community leader in Monterrey, N.L. Mexico. As Chairman and Chief Executive Officer of MADISA, Mr. Garza-Santos has experience in all phases of leading a company. Mr. Garza-Santos also sits on the board of directors of Promotora Ambiental, S.A.B. de C.V., a publicly-traded waste management services company based out of Monterrey, Mexico. Mr. Garza-Santos is a recognized leader in Monterrey, which provides the Company with additional insight and leadership on the business and political environment both regionally in Monterrey as well as nationally across Mexico.

Other Current Public Directorships: Promotora Ambiental, S.A.B. de C.V.; Grupo Financiero Banorte (BANORTE), a Mexican banking and financial services holding company; Fibra Mty. SAPI de CV, a Mexican REIT

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Age: 60 Director Since: 2019 Committees: • Finance & Strategic Investment

Janet H. Kennedy

Vice President, North America Regions, Google Cloud at Google

Experience: Vice President, North America Regions, Google Cloud at Google, a suite of cloud computing services, since July 2019; Partner/Principal, Americas Advisory Digital Transformation Leader for Ernst & Young, a multinational professional services company providing financial audit, tax, consulting and advisory services, from November 2018 to June 2019; Vice President, US Digital Transformation for Microsoft Corp., an American multinational technology company that developes, manufactures, licenses, supports, and sells computer software, consumer electronics, and personal computers, from 2018 to May 2019; President, Microsoft Canada, a wholly-owned subsidiary of Microsoft Corp., from 2013 to 2017; Vice President, U.S. Enterprise for Microsoft Corp. from 2009 to 2013

Qualifications: As Vice President, North America Regions, Google Cloud at Google, Ms. Kennedy is focused on helping clients to leverage disruptive thinking and emerging technologies to develop and execute their digital transformation strategies. Her responsibilities include building the next iteration of the overall Digital Transformation Strategy for Americas Advisory, growing and building practices including Cloud, RPA, Blockchain and new emerging technologies. In her role as US Digital Transformation for Microsoft Corp., Ms. Kennedy was responsible for both internal and external digital transformations for Microsoft’s customers and partners. The experience and insights she has from these roles provide her with a unique and valuable perspective to help KCS in this new digital age. Ms. Kennedy gained valuable executive leadership skills and extensive experience in the compensation, business development and strategy areas while serving as President of Microsoft Canada, a subsidiary of Microsoft Corporation. In addition, Ms. Kennedy’s background at Microsoft has given her significant insight and knowledge relevant to cybersecurity issues and technological developments affecting the transportation industry. Ms. Kennedy also held other leadership positions at Microsoft, which provided experience in sales and marketing of business solutions as the Vice President of Enterprise Customers and expertise in the transportation industry as Director of Transportation, Retail and Hospitality Industry. Ms. Kennedy was active in several industry groups in Canada including the Information Technology Association of Canada, where she served as a director.

Age: 49 Director Since: 2017 Committees: • Audit • Finance & Strategic Investment

Mitchell J. Krebs

President and Chief Executive Officer of Coeur Mining, Inc.

Experience: President and Chief Executive Officer of Coeur Mining, Inc., a precious metals mining company, since 2011; Senior Vice President and Chief Financial Officer of Coeur Mining, Inc. between 2008 and 2011

Qualifications: Mr. Krebs is the President and Chief Executive Officer of Coeur Mining, Inc. (NYSE: CDE) and also serves on its board of directors. As the leader of a publicly-traded company, Mr. Krebs has direct experience and brings valuable insights into the issues that are important to public company stockholders. Mr. Krebs was Coeur Mining’s Chief Financial Officer for several years, providing additional significant financial expertise to our Board and adding another financial expert to our Audit Committee. In addition, Coeur Mining has significant mining operations throughout North America, including Mexico, giving Mr. Krebs experience that will enhance the Board’s ability to oversee the Company’s execution of its strategy and achievement of its long-range objectives for its Mexican operations. Mr. Krebs also has experience in the corporate finance and asset management areas, providing the Board with additional expertise in managing and strengthening the Company’s financial and capital profile.

Other Current Public Directorships: Coeur Mining, Inc.

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Age: 67 Director Since: 2017 Committees: • Compensation & Organization (Chair) • Finance & Strategic Investment

Henry J. Maier

President and Chief Executive Officer, FedEx Ground, a package shipping company, which is a subsidiary of FedEx Corp.

Experience: President and Chief Executive Officer of FedEx Ground, a subsidiary of FedEx Corp., since 2013; Executive Vice President, Strategic Planning, Communications, and Contractor Relations for FedEx Corp. between 2009 and 2013

Qualifications: Mr. Maier is President and Chief Executive Officer of FedEx Ground, a $20.5 billion subsidiary of FedEx Corp. As the leader of FedEx Ground, he has developed a deep and strong skill set relating to strategy development and execution. Prior to assuming his current role in 2013, Mr. Maier held various other senior executive roles in the areas of marketing, communications and strategic planning. Mr. Maier’s executive leadership skills strengthen the Board’s ability to oversee the execution of our Company’s strategy, including fostering a culture that demands performance excellence. Mr. Maier has spent his entire career working in various segments of the transportation industry, giving him tremendous insight into many areas important to the Company.

Age: 75 Director Since: 2003 Committees: • Audit (Chair) • Finance & Strategic Investment • Nominating & Corporate Governance

Thomas A. McDonnell

Retired President and Chief Executive Officer of the Ewing Marion Kauffman Foundation, a non-profit foundation

Experience: President and Chief Executive Officer of the Ewing Marion Kauffman Foundation from January 1, 2013 to December 31, 2014; Chief Executive Officer of DST Systems, Inc., a provider of advisory, technology and operations, from 1984 until September 2012

Qualifications: Mr. McDonnell is an experienced business leader with the skills necessary to serve as a director of the Company. He served for many years as the Chief Executive Officer of DST Systems, Inc., a publicly-traded company, and has developed strong business leadership skills in this role. Mr. McDonnell has extensive executive experience in corporate finance and accounting, technology, international operations and strategic planning. His service on other boards has provided him with a broad business background and leadership skills that are highly valued by the Company’s Board.

Other Current Public Directorships: Euronet Worldwide, Inc., a provider of electronic payment services.

Past Directorships: Commerce Bancshares, Inc.; DST Systems, Inc.; Garmin Ltd; Cerner Corporation; BHA Group Holdings, Inc.; Puritan Bennett/Nellcor Puritan Bennett; Computer Sciences Corporation; Innovative Software; Informix, Cohanzick HyFund Ltd.; Blue Valley Ban Corp.

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Age: 64 Director Since: 2016 Committees: • Executive

Patrick J. Ottensmeyer

President and Chief Executive Officer, Kansas City Southern

Experience: Chief Executive Officer of KCS since July 1, 2016; President of KCS since March 1, 2015; Executive Vice President of Sales and Marketing of KCS from October 16, 2008 through March 1, 2015; Chief Executive Officer of The Kansas City Southern Railway Company (“KCSR”), a wholly-owned subsidiary of KCS, since July 1, 2016; President of KCSR since March 1, 2015

Qualifications: Mr. Ottensmeyer has a broad range of experience from the various senior executive positions he has held at KCS over the last ten years. During his time as Executive Vice President Sales and Marketing, he developed a deep understanding of the Company’s strategy as well as its customers and growth opportunities. He also has a very extensive understanding of financial matters, which helped him lead KCS’s finance department during his time as Chief Financial Officer. Mr. Ottensmeyer came to KCS in 2006 with substantial experience in financial matters from serving in various financial leadership roles, including treasurer and chief financial officer positions with his prior employers.

The Board of Directors unanimously recommends a vote FOR the election of these director nominees.

Vote Required for Approval

Pursuant to the Company’s Bylaws, only directors that receive the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Voting Stock entitled to vote for the election of directors will be elected. Any nominee for re-election in an uncontested election who does not receive votes “FOR” his or her election equal to at least a simple majority of the votes cast must submit an offer to resign from the Board. The Board will then consider the resignation offer and may either (i) accept the resignation offer or (ii) reject the resignation offer and seek to address the underlying cause(s) of the “against” votes. The Board is required to make its determination within 90 days following the certification of the stockholder vote and make a public announcement of its decision, including a statement regarding the reasons for its decision if the Board rejects the resignation offer.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on the election of directors unless the beneficial owner has given voting instructions as to each director. This means that if your broker is the record holder of your shares you must give voting instructions to your broker if you want your broker to vote your shares for the election of directors. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.

Proposal No 2. Ratification of Independent Registered Public Accounting Firm for 2021

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements. In fulfilling this responsibility, at least annually, the Audit Committee evaluates the independence, professional qualifications, and performance of the Company’s independent registered public accounting firm and that of the lead engagement partner.

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers as our independent registered public accounting firm to audit our 2021 consolidated financial statements and

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provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2021. PricewaterhouseCoopers served as our independent registered public accounting firm in 2020. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, and will have the opportunity, if desired, to make a statement and are expected to be available to respond to appropriate questions from stockholders.

The members of the Audit Committee and our Board believe that the selection of PricewaterhouseCoopers to serve as our independent registered public accounting firm for the year ending December 31, 2021 is in our best interest and the best interest of our stockholders. We are seeking our stockholders’ ratification of the Audit Committee’s selection of PricewaterhouseCoopers as our independent registered public accounting firm even though we are not legally required to do so. If our stockholders ratify the Audit Committee’s selection, the Audit Committee nonetheless may, in its discretion, retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interests of KCS and its stockholders. Alternatively, if this proposal is not approved by stockholders, the Audit Committee may, but is not required to, re-evaluate its decision.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm for 2021.

Vote Required for Approval

The affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy and entitled to vote theron is required to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm. Under the rules of the NYSE, brokers may vote their proxies on Proposal 2 whether or not they receive instructions from the beneficial owners of those shares. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote ”AGAINST” the proposal. There are no broker non-votes on this proposal because brokers have discretion to vote on the ratification of the selection of the Company’s independent registered public accounting firm.

Proposal No. 3. Advisory Vote to Approve Executive Compensation

We are asking our stockholders to indicate their support for our executive compensation program as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. We encourage you to read the full proxy statement, including the information provided under the Compensation Discussion and Analysis, when determining how to vote on this proposal.

At the 2020 Annual Meeting of Stockholders, 90.75% of our stockholders that voted approved our say-on-pay proposal. Over the last several years, our Chairman, Chief Executive Officer and other executives have met with many of our largest stockholders to discuss the Board’s executive compensation philosophy and the basis for the Compensation Committee’s decisions regarding plan structure as well as corporate governance developments and director succession and refreshment. We took action on a number of items based on the feedback we received from these conversations. In addition to enhancing our disclosure around executive compensation decisions and how the compensation structure aligns and supports the Company’s strategy, the compensation programs were updated to incorporate specific feedback, including adding relative performance measures as part of the performance metrics, reducing the overlap of the weighting of operating ratio in both short- and long-term incentives, and adding an operating cash flow metric to the short-term incentive plan.

We believe that our compensation structure allows us to attract and retain quality executives and encourages our executives to continually improve the operations and performance of the Company in order

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to maximize the value of our cross border rail network on behalf of our stockholders. We believe our compensation programs also follow best corporate practices, including:

•

A large percentage of the compensation of each Named Executive Officer (as defined on page 35) is composed of long-term incentive awards. These long-term incentive awards are solely in the form of equity awards, which align with the interests of our stockholders.

•

The majority of each Named Executive Officer’s compensation is performance based, which encourages each Named Executive Officer to take steps to achieve the Company’s long-term goals. The goals established by the Compensation Committee are also aligned with the Company’s strategy and creation of stockholder value.

•

In addition to other factors, we use the market 50th percentile of our peer group as well as the 25th percentile of the Class I railroads as a guideline when setting the target total direct compensation for each Named Executive Officer in order to ensure that we can appropriately and equitably compensate our Named Executive Officers in a highly competitive market for talent among our industry peers.

•

We actively manage and mitigate risks associated with our compensation programs with provisions including caps on incentive program payouts, robust stock ownership guidelines for executives and directors and compensation clawback provisions.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules of the SEC, our stockholders have the opportunity to cast an advisory say-on-pay vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

RESOLVED, that the stockholders of the Company, approve, on an advisory basis, the 2020 compensation of the Named Executive Officers as discussed and disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company has decided to conduct advisory votes on our Named Executive Officers’ compensation annually until the next required advisory vote on the frequency of the advisory vote on the Company’s executive compensation in 2023.

The Board of Directors unanimously recommends a vote FOR the approval of the resolution.

Vote Required for Approval

The affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy and entitled to vote thereon is required to approve the resolution. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on this matter. Abstentions will be counted as present for the purposes of this vote and therefore will have the same effect as a vote “AGAINST” this proposal; however, broker non-votes will have no effect in determining whether this proposal is approved because the shares subject to a “broker non-vote” will not be deemed entitled to vote on this matter.

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Company Information

The Board of Directors

The Board met thirteen times in 2020. The Board meets regularly to review significant developments affecting KCS and to act on matters requiring Board approval. During 2020, all directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board called and held during the period for which they served as a director and (2) the total number of meetings held by all committees of the Board on which they served that were called and held during the period for which they served as a director.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation and Organization Committee (the “Compensation Committee”), a Nominating and Corporate Governance Committee (the “Nominating Committee”), a Finance and Strategic Investment Committee (the “Finance Committee”) and an Executive Committee. Committee members are elected by the Board at the Board’s annual meeting immediately following our Annual Meeting of Stockholders. The Board of Directors has adopted written charters for the Audit, Compensation, Nominating and Finance Committees detailing all of their responsibilities, copies of which are available in the “Corporate Governance – Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

Audit Committee	Primary responsibilities • Monitoring the quality and integrity of the Company’s financial reporting process, financial statements, and systems of internal accounting controls.
Committee Members: - Thomas McDonnell (Chair) - Lu Córdova - Mitchell Krebs Number of Meetings 8

In fulfilling this responsibility, the Audit Committee regularly meets with management and with the Company’s independent registered public accounting firm to review the Company’s annual audited financial statements, quarterly financial statements, reports on the effectiveness of internal control over financial reporting, and other information included in SEC filings. The Audit Committee, or the Chair of the Audit Committee as authorized in the Audit Committee charter, also meets with management to review and discuss quarterly earnings press releases and other financial information provided to investors and analysts.

•  The appointment, compensation, retention, and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements. In fulfilling this responsibility, at least annually, the Audit Committee evaluates the independence, professional qualifications, and performance of the Company’s independent registered public accounting firm and that of the lead engagement partner.

•  Reviewing areas of potential significant financial risk to the Company and oversees the Company’s enterprise risk management program. In fulfilling these responsibilities, the Audit Committee meets with management to review and discuss risk assessment and risk management policies, including the Company’s significant risk exposures and steps taken by management to monitor and mitigate such exposures.

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Required Qualifications

•  Consists of three Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms.

•  All members of the Audit Committee are independent (as defined in the NYSE’s listing standards) and meet the additional independence standards in Rule 10A-3 under the Exchange Act.

•  The Company does not limit the number of public company audit committees on which the members of our Audit Committee may serve. However, for any director to simultaneously serve on our Audit Committee and the audit committees of more than two other public companies, the Board must affirmatively determine that such simultaneous service will not impair the director’s ability to effectively serve on our Audit Committee.

•  The Board has determined that two of the Audit Committee members, Mr. McDonnell and Mr. Krebs, are “audit committee financial experts” as that term is defined in applicable securities regulations. The Board made this determination for Mr. McDonnell based upon his prior experience as the Chief Executive Officer of DST Systems, Inc., his accounting and financial education, his experience actively supervising others performing accounting or auditing functions, and his past and current memberships on audit committees of other public companies. The Board made this determination for Mr. Krebs based on his current position as President and Chief Executive Officer of Coeur Mining, Inc., his previous position as Chief Financial Officer of Coeur Mining, Inc., his accounting and financial education, and his experience in the corporate finance and asset management areas.

Compensation & Organization Committee

Primary responsibilities

•  Establishing, communicating to management and the Board and periodically updating the Company’s compensation philosophy, objectives, policies, strategies and programs, with the objective of ensuring they

Committee Members: - Henry Maier (Chair) - Lydia Beebe - David Garza-Santos Number of Meetings 6

provide appropriate motivation for corporate performance and increased stockholder value.

•  Reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluating and reviewing with our CEO his performance in light of those goals and objectives and setting our CEO’s compensation level based on that evaluation.

•  Reviews and approves the compensation of other members of senior management of KCS based on recommendations from the CEO and an independent compensation consultant.

•  Retain and review independence of an independent compensation consultant to provide advice on executive and director compensation programs, market pay analyses, peer groups and review of the Compensation Discussion and Analysis. In 2020, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian” or the “Compensation Consultant”) as its independent compensation consultant. The Compensation Committee reviewed the nature of its relationship with Meridian and determined there were no conflicts of interest with respect to its independence. See Compensation Discussion and Analysis for additional information on Meridian.

•  Annually review and assess the risks associated with the Company’s compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on the Company.

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Required Qualifications

•  The Compensation Committee consists of three Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms.

•  Each member of the Compensation Committee is independent (as defined in the NYSE’s listing standards), is considered an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is considered a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation.

During 2020:

•  no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•  no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service;

•  no executive officer of KCS served as a director or as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•  no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, if the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of KCS.

Nominating & Corporate Governance Committee	Primary responsibilities • Recommends to the Board of Directors suitable nominees for election to the Board or to fill newly created directorships or vacancies on the Board.
Committee Members: - Robert Druten (Chair) - Lydia Beebe - Antonio Garza, Jr. - Thomas McDonnell Number of Meetings 4

•  Reviewing Company governance policies and procedures and developing and recommending to the Board changes and additions to such governance policies and procedures

•  Establishing and maintaining procedures for evaluation of Board and management performance;

•  Periodically evaluating the performance of the Board and its committees

•  Reviewing stockholder proposals and recommending to the Board responses to such proposals

•  Overseeing the Company’s commitment to environmental, social and related governance (“ESG”) matters that are significant to the Company.

Required Qualifications

•  The Nominating Committee consists of four Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms.

•  Each member of the Nominating Committee is independent (as defined in the NYSE’s listing standards).

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Finance & Strategic Investment Committee	Primary responsibilities • Reviewing and approving financing transactions exceeding $50 million, but not exceeding $500 million.
Committee Members: - Lu Cordova (Chair) - Janet Kennedy - Mitchell Krebs - Henry Maier - Thomas McDonnell Number of Meetings 4

•  Reviewing management’s financing plans and reports

•  Make recommendations to the Board with respect to matters affecting our financing plan and capital structure

•  Monitor the Company’s risk management practices relating to foreign exchange and interest rates.

Required Qualifications • The Finance Committee consists of four Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms.

Executive Committee	Primary responsibilities • When the Board is not in session, the Executive Committee has all the powers of the Board in all cases in which specific directions have not been given by the Board
Committee Members: - Robert Druten (Chair) - Antonio Garza, Jr. - Patrick Ottensmeyer Number of Meetings 3

Required Qualifications

•  The Executive Committee consists of the Company’s Chief Executive Officer, the Chair of the Board, and one other Director elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve a one-year term.

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Corporate Governance

Governance Highlights	We Do	We Do Not

Conduct annual director elections	✓

Separate Board Chair and CEO structure	✓

Proxy access on best governance terms	✓

Super-majority voting provisions with respect to our Common Stock

Majority voting standard for Board elections	✓

Allow stockholders to call special meetings	✓

Ability to nominate former Company CEOs to serve on the Board

Stockholder engagement strategy	✓

Public availability of corporate governance guidelines (“Guidelines”); code of business conduct and ethics	✓

Anti-hedging and pledging policy	✓

Publish a sustainability report	✓

Enhanced policies related to political contributions made by our Company	✓

Enable stockholders, employees, customers, suppliers and community members to alert us confidentially to suspected violations of policy or law	✓

Excess Incentive Compensation Recoupment Policy (clawback policy)	✓

Regular review of corporate governance developments by the Board of Directors	✓

Stock ownership requirements for directors and executives	✓

Stockholder Outreach

Stockholder outreach is an essential component of our commitment to good corporate governance. The Board has put in place a stockholder engagement strategy, which includes engaging in conversations with our investors to gain insight and their feedback on topics such as governance trends, our executive compensation plans, board composition and refreshment, sustainability and KCS’s vision and strategy. On an ongoing basis, the Board evaluates and adjusts this strategy based on feedback from our stockholders. Our Board routinely discusses with the Company’s executives and investor relations team the feedback and input of our stockholders.

Based on feedback from extensive outreach to our largest stockholders for the last three years, we have taken action on a number of corporate governance issues, demonstrating the importance that we place on stockholder engagement and feedback. Specifically, in recent years we have continued to refresh the Board of Directors, with a focus on increasing diversity, and have provided investors with additional information about how each director’s skills enhance the Board’s ability to provide oversight. We have also focused on sharing the Company’s vision and strategy with stockholders and other key constituent groups, including employees, colleagues, customers, vendors, and the communities we serve. In addition, we have enhanced our focus on sustainability initiatives, the results of which are reflected in the discussion below.

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Corporate Sustainability & Responsibility

The Board recognizes the increasing importance of environmental and social issues to our company and stockholders, including risks associated with climate change. Oversight and monitoring of such risks is assigned to the Nominating Committee, demonstrating the importance of such issues to the Company and its future.

In addition to the sustainability and responsibility information provided herein, KCS publishes sustainability information, prepared in accordance with the Global Reporting Initiative (GRI) Standards. The Company’s 2019 Sustainability Data Update in conjunction with the 2018 Sustainability Report is available under the “Corporate Responsibility” tab of our website at www.kcsouthern.com. A new 2020 Sustainability Report will be issued later this spring. The information provided on the Company’s website is referenced in this Proxy Statement for informational purposes only. Neither the information on the Company’s website, nor the information in the Company’s 2019 Sustainability Data Update, shall be deemed to be a part of, or incorporated by reference into this Proxy Statement or any other filings we make with the SEC.

2020 Sustainability & Responsibility Highlights

Environmental

•  Rail transportation is the most energy efficient way to move freight over land. In 2020, KCS moved each ton of freight approximately 412 miles on average on only one gallon of fuel.

•  KCS provides a carbon calculator to its customers on its website to estimate the greenhouse gas emission savings potential associated with shipping by rail vs. truck.

•  In 2020, KCS disclosed its first publicly-reported multi-year greenhouse gas emissions target to reduce emissions intensity 12% by the year 2025, from a 2018 base year. KCS has also committed to a more aggressive 15-year science-based emissions reduction target.

•  To optimize our fuel efficiency, KCS’s fuel conservation team drives fuel conservation and efficiency initiatives by:

•   Implementing strategies to improve fuel efficiency, including multiple fuel saving technologies in our locomotives

•   Managing horsepower-per-ton compliance

•   Forecasting fuel consumption and providing monthly goals and reports with recommendations

•   Analyzing fuel burn and efficiency data to identify opportunities and trends

•   Managing vendor and program compliance

•  In 2020, KCS avoided the use of 21.2M gallons of diesel fuel, reducing our fuel consumption by 15.3%, as a direct result of fuel conservation and efficiency initiatives.

Safety

•  The consolidated 2020 rate of reportable workplace injuries and illnesses decreased by 27% from 2019.

•  The KCS Health, Safety, Security & Environmental Management System covers 100% of operations.

•  KCS has been a Responsible Care Partner since 1999.

•  Positive Train Control (PTC), an advanced system designed to automatically stop a train before certain incidents occur, has been successfully installed on required track segments and equipment in the U.S. This system is designed to prevent:

•   Train-to-train collisions

•   Derailments caused by excessive train speed

•   Train movements through misaligned track switches

•   Unauthorized train entry into work zones

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People

•  In 2020, KCS conducted two (2) COVID-19 work situation surveys in which employees were asked if they were confident that KCS leadership was making the right decisions regarding the company’s response to COVID-19 protocols. 95% of employees agreed with the statement “I am confident the KCS senior leadership team is making the right decisions for Kansas City Southern during the COVID-19 situation.”

•  KCS executives led 25 workplace inclusion discussions, meeting with employees virtually to consider matters related to diversity, civility, equity and inclusion.

•  We offer competitive health, savings and leave benefits for all employees.

•  We have and will continue to strengthen our Non-Discrimination and Anti-Harassment Policy.

•  In 2020, 57% of KCS’s non-union new hires in the U.S. were women and people of color.

Community

•  KCS’s capital investments help ensure that we serve our customers and communities safely and efficiently.

•  In 2020, KCS invested $410.2 million on capital projects. This investment included $239.8 million on maintenance capital to strengthen our infrastructure, $65.4 million on new capacity, $45.2 million on equipment, and $59.8 million on information technology/other.

•  Through a combination of discretionary gifts and matching contributions, KCS contributed $1.3 million to authorized charitable organizations.

ESG Rating Framework Scores	Corporate Responsibility Recognitions ✓ Newsweek Magazine’s ranking of America’s Most Responsible Companies 2020 ✓ Investor’s Business Daily Magazine’s 50 Best ESG Companies

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Corporate Governance Guidelines

The Corporate Governance Guidelines of Kansas City Southern (the “Guidelines”) are available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com. In addition, this section of our website makes available all of our corporate governance materials, including our Bylaws (the “Bylaws”), board committee charters, code of business conduct and ethics and our anti-harassment and equal employment opportunity policies. Our Board of Directors regularly reviews corporate governance developments and modifies the Guidelines, committee charters and key practices as it believes warranted.

The “Investors” section of our website also includes a copy of the brochure for our United States Speak Up! line in portable document format (i.e., PDF), which may be accessed by selecting “Speak Up! Report Line” from the available options under “Corporate Governance — Governance Documents.” Our United States Speak Up! line is a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual actions they believe may violate our corporate policies or the law. Our United States Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call the following toll-free (within the United States) number to submit a report:

1-800-727-2615

We have a similar hotline in Mexico, the KCSM Linea de Denuncias, to receive confidential and anonymous reports of suspected or actual actions that the reporting party believes may violate our corporate policies or the law. The KCSM hotline is also operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call the following toll-free number to submit a report:

01-800-436-0158

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics (the “Code”) is applicable to all directors, officers and employees of KCS and its subsidiaries and embodies our principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and compliance with applicable laws and regulations. Our Code is available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com and in print to any stockholder who requests it. Although it is the general policy of the Company not to grant waivers of the Code, any waiver of compliance with the Code with respect to any director or executive officer may be granted solely by the Board, which may adopt appropriate controls to safeguard the interests of our stockholders. Any waiver that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including posting on our website, as soon as practicable. We granted no waivers under the Code in 2020. We intend to post, when required, any amendments to and any waivers of our Code of Conduct on our website within four business days.

Anti-Hedging and Pledging Policy

Under our Policy on Insider Trading, all directors, any officer with the title of Vice President (or salary grade equivalent) or above, and other employees of KCS as designated by the Company’s Chief Executive Officer from time to time (collectively, “Insiders”) are prohibited from trading options or other derivative financial instruments relating to any security of the Company or “selling short” any security of the Company. Insiders are also prohibited from holding any security of the Company in a margin account. In addition, with limited exceptions as approved by the Company’s Compliance Officer, Insiders are prohibited from pledging securities of the Company as collateral for loans. We believe these policies further align Insiders’ interests with those of our stockholders. In 2020, the Compliance Officer did not approve any pledging of the Company’s securities by an Insider, and no Insider had pledged any of the Company’s securities as of December 31, 2020.

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Policy on Director Attendance at Annual Stockholder Meetings

Our directors are encouraged to attend the annual stockholder meetings. All directors serving at the time of the 2020 annual stockholder meeting attended that meeting.

Director Qualifications, Qualities and Skills

The Guidelines establish certain qualifications, qualities and skills that directors and nominees must meet to be eligible to serve on our Board of Directors. Under the Guidelines, directors and nominees must be committed to representing the long-term interests of our stockholders and meet, at a minimum, the following qualifications:

•	High personal and professional ethics, integrity and values;

•	Independence, in accordance with the requirements of the NYSE, unless their lack of independence would not prevent two-thirds of the Board from meeting such requirements;

•	No current service on boards of companies that, in the judgment of the Nominating Committee, are in competition with, or opposed to the best interests of, the Company;

•	Below the age of 75 years as of the date of the meeting at which his or her election would occur (unless otherwise approved by the Board); and

•	Has not previously served as the Company’s Chief Executive Officer.

Additionally, it is considered desirable that directors and nominees possess the following qualities and skills:

•	Significant experience at policy making levels in business, government or education;

•	Significant experience or relationships in, or knowledge about, geographic markets served by us or industries that are relevant to our business; and

•	Willingness to devote sufficient time to carrying out their duties and responsibilities effectively, including service on appropriate committees of the Board.

Under the Guidelines, to identify director-nominee candidates with these qualities and skills, the Nominating Committee may in its discretion utilize the resources and relationships of the Board members, Company stockholders and executive recruiting or search firms to identify director-nominee candidates. The Nominating Committee generally will consider director nominees recommended by stockholders. Nominees recommended by stockholders in compliance with our Bylaws will be evaluated on the same basis as other nominees considered by the Nominating Committee. Stockholders should see the “Stockholder Proposals for 2022 Annual Meeting” section of this Proxy Statement for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of our stockholders.

Director Independence

The Guidelines require that a majority of the Board of Directors must be independent, as determined affirmatively by the Board in accordance with the listing standards of the NYSE, although our goal is to have two-thirds of the members of the Board meet these requirements. We refer to directors who meet the NYSE independence standards as “Independent Directors”. All of our directors (other than Mr. Ottensmeyer, our Company’s President and Chief Executive Officer) are Independent Directors. Our Board has affirmatively determined that each Independent Director has no material relationship with the Company and is independent

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in accordance with applicable NYSE listing standards. These standards assist the Board in determining that a director or nominee has no material relationship with KCS, either directly or as a partner, stockholder or officer of an organization that has a relationship with KCS. The Board holds regular executive sessions of the Independent Directors. All Board committees, other than the Executive Committee, are comprised of only Independent Directors. Thus, the Independent Directors directly oversee critical matters such as the compensation of executive management, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements and the development of corporate governance programs of the Company.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company. Our Bylaws and our Guidelines require that the position of Chair of the Board be filled by an Independent Director, which effectively requires separation of the positions of Chief Executive Officer and Chair of the Board. The Board believes this structure ensures appropriate oversight by the Independent Directors. Meetings of the Independent Directors will be presided over by the Chair (currently Mr. Druten) since he or she will also be an Independent Director.

Board Evaluation

The Board annually assesses and evaluates the effectiveness of the Board. The table below describes this process.

Survey Used to Request Feedback

•  Evaluation survey sent to all directors and each member of the Audit, Nominating and Compensation committees

•  Topics included are Board/committee composition, skill set, background, diversity and effectiveness, among others

One-on-One Director Interviews

•  One-on-one discussions with each director to solicit additional feedback and deeper insights into the Board, committee and director performance

•  The goal of the interview is to obtain comments and suggestions for ways to improve the effectiveness of the Board, its committees and directors themselves

Summary of Director Assessments

•  Comments from survey and interviews are shared with the Board Chair, Nominating Chair and chairs of other committees

•  The full Board and committees are briefed on comments and suggestions in executive session

Feedback and Action Items

•  After the Board and committee discussions, the Chairman provides feedback to management on suggestions for improving the effectiveness of the Board, including materials and meeting details

•  The Board also evaluates and makes any necessary changes to its board practices and governance policies

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The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the Company’s enterprise risk management process and program. This includes understanding the Company’s philosophy and strategy towards enterprise risk management and mitigation. The Board periodically reviews the Company’s most significant risks and assesses management’s approach to these risks within the context of the Company’s risk management and mitigation strategies. In addition, the Board relies on its committees to assist with risk oversight within their respective areas of responsibility and expertise as follows:

•

The Audit Committee has primary responsibility for reviewing the Company’s risk assessment and risk management policies. The Company’s Vice President of Audit supervises the enterprise risk management process and periodically reports to the Audit Committee on the Company’s risk identification, assessment and mitigation activities.

•

The Compensation & Organization Committee annually reviews and assess the risks associated with the Company’s compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on the Company.

•

The Nominating & Corporate Governance Committee ensures the Company maintains appropriate corporate governance policies, practices and procedures, including but not limited to the Corporate Governance Guidelines. They also provide oversight with respect to the Company’s ESG strategy, initiatives and policies, including communications with employees, investors and other stakeholders of the Company with respect to such ESG matters.

•

The Finance & Strategic Investment Committee is responsible for the oversight and review of the Company’s financial position, financing strategy, plans and programs, including any financial risk mitigation practices, any dividend and share repurchase policy and actions, and the Company’s approach to allocating and using its capital for strategic investments.

In particular, the Board has directed management to maintain cybersecurity risks as a focus of the Company’s risk assessment and mitigation activities. The Company does not routinely obtain personal data (e.g., social security numbers, dates of birth or credit card numbers) that are often the target of cyberattacks in other industries such as financial institutions and health insurance companies. Nevertheless, a cyberattack on the Company, if successful, could disrupt the operation of our business, and cause material harm to the Company’s financial condition and business relationships. The risk oversight structure has no effect on the Board’s leadership structure. The Audit Committee reviews these risks and the Company’s risk management policies periodically with the Board.

Director Diversity

The Nominating Committee strives to nominate directors who represent an appropriate mix of backgrounds and experiences to best enhance the functions of the Board. The Nominating Committee has no specific policy on director diversity. However, the Nominating Committee considers diversity in the broadest sense, thus including factors such as age, gender, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds (such as operations, finance, accounting and marketing experience and education) when seeking Board nominees. The Nominating Committee believes that diversity is important because it provides varied perspectives and promotes active and constructive discussion among Board members and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. In the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board’s composition promotes a constructive and collegial environment. In determining whether an incumbent director should stand for re-election, the Nominating Committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor, the individual’s satisfaction of the criteria for

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the nomination of directors set forth in our Corporate Governance Guidelines and other relevant factors as determined by the Board. The charts on page 9 provide information about our Directors.

Communication with the Board

Our Board of Directors values input from our stockholders and stakeholders. We provide many means for input and engagement:

•	Stockholders and others can call our Speak Up hotlines (see page 25). Information that is of importance to the Board of Directors will be directed accordingly.

•	Stockholders can engage with us during our periodic outreach efforts.

•

Stockholders, stakeholders and other interested parties can communicate with our Independent Directors by one of two ways, in writing in care of the Corporate Secretary’s Office, Kansas City Southern, 427 W. 12th Street, Kansas City, Missouri 64105, or by email at corpsec@KCSouthern.com. In its capacity as the agent for the Independent Directors, the office of the Corporate Secretary may review, sort and summarize the communications and, in accordance with the directions provided by and procedures established by the Independent Directors, forward such communications to the Independent Directors as appropriate. To be considered, such communications must be signed by the stockholder or other interested party, with the stockholder’s or other interested party’s name, address and telephone number.

The Independent Directors shall review such communication with the Board, or the group addressed in the communication, for the purpose of determining an appropriate response and any appropriate action that should be taken. Any communications received may be shared with management on the instruction of the Independent Directors.

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Beneficial Ownership

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the SEC;

•	The members of our Board of Directors, including our Chief Executive Officer;

•	Our Chief Financial Officer and the other executive officers for whom information is provided in the Summary Compensation Table in this Proxy Statement; and

•

All current executive officers, directors and nominees for director as a group. The address for each of our directors and executive officers listed is 427 West 12th Street, Kansas City, Missouri 64105.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors or executive officers owns any shares of 4% Preferred Stock. No officer or director of KCS owns any equity securities of any subsidiary of KCS. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of the Common Stock.

Beneficial Ownership Table

Name of Beneficial Owner	Common Stock (1)	Percent of Class (1)

The Vanguard Group	9,881,055(2)	10.56%

BlackRock, Inc.	7,278,423(3)	7.8%

Massachusetts Financial Services Company	6,725,646(4)	7.2%

Lydia I. Beebe	5,587(5)	*

Lu M. Córdova	10,031(6)	*

Robert J. Druten	16,117(7)	*

Antonio O. Garza, Jr.	4,448	*

David Garza-Santos	2,648	*

Janet H. Kennedy	3,402	*

Mitchell J. Krebs	4,087	*

Henry J. Maier	9,087	*

Thomas A. McDonnell	116,965(8)	*

Patrick J. Ottensmeyer	244,506(9)	*

Brian D. Hancock	34,375(10)	*

Michael J. Naatz	23,253(11)	*

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Name of Beneficial Owner	Common Stock (1)	Percent of Class (1)

Jeffrey M. Songer	52,647(12)	*

Michael W. Upchurch	65,167(13)	*

All Directors and Executive Officers as a Group (19 Persons)	750,427(14)	*

*	Less than one percent of the outstanding shares.

(1)

This column includes Common Stock, including restricted shares, beneficially owned by officers, directors, nominees for director and beneficial owners of more than five percent of our Common Stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the Record Date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the Record Date, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors, nominees for director and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. The list of our executive officers is included in our Annual Report on Form 10-K for the year ended December 31, 2020. See page 73 of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.

(2)

The address of The Vanguard Group (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. Based on a Schedule 13G/A, filed February 10, 2021, Vanguard reports sole voting power of 0 shares, shared voting power of 194,019 shares, sole power to dispose of 9,431,213 shares and shared power to dispose of 449,842 shares.

(3)

The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Based on a Schedule 13G/A, filed January 29, 2021, BlackRock, Inc. reports sole voting power of 6,318,835 shares and sole dispositive power of 7,278,423 shares.

(4)

The address of Massachusetts Financial Services Company (“MFS”) is 111 Huntington Avenue, Boston, MA 02199. Based on a Schedule 13G/A, filed February 11, 2021, MFS reports sole voting power of 6,547,489 shares and sole dispositive power of 6,725,646 shares.

(5)	Ms. Beebe’s shares are held in a revocable living trust for which she and her spouse are the trustee’s with sole voting and dispositive power.
(6)	Ms. Córdova’s shares are held in a revocable living trust for which she is the trustee with sole voting and dispositive power.
(7)	Mr. Druten’s beneficial ownership includes 100 shares held by a charitable foundation for which Mr. Druten disclaims beneficial ownership.
(8)

Mr. McDonnell’s beneficial ownership includes 76,965 shares held in a trust for which he is the trustee with sole voting and dispositive power, and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(9)

Mr. Ottensmeyer’s beneficial ownership includes 17,276 restricted shares, 118,815 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 260 shares allocated to his account in the KCS 401(k) Plan.

(10)

Mr. Hancock’s beneficial ownership includes 4,540 restricted shares and 14,619 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

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(11)

Mr. Naatz’s beneficial ownership includes 4,530 restricted shares and 10,025 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(12)

Mr. Songer’s beneficial ownership includes 15,143 restricted shares and 17,267 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(13)

Mr. Upchurch’s beneficial ownership includes 4,120 restricted shares and 37,845 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 200 shares held jointly with his children.

(14)

The number includes 59,713 restricted shares, 257,725 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 49,641 shares held jointly, 50,913 shares otherwise held indirectly, with 40,100 shares disclaimed.

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Compensation Discussion & Analysis

Executive Summary

The Company’s vision is to consistently be the fastest-growing, best-performing, most customer-focused transportation provider in North America. As the Compensation Committee evaluated the Company’s incentive programs in 2020, it took into consideration the Company’s vision, along with its strategy to:

•	Capitalize on the strategic location of the KCS cross-border rail network and the diverse and growing North American markets, while maintaining a commitment to operational excellence.

•	Embrace new and emerging technologies while maintaining a strong cost discipline within a safe and reliable environment.

•	Provide service that consistently exceeds our customers’ expectations.

•	Offer challenging careers to our employees.

•	Produce industry-leading stockholder returns.

The Compensation Committee focused on optimizing the Company’s incentive programs by reviewing performance metrics to ensure continued alignment with its vision and strategy, and balance key drivers of stockholder value. As discussed in the short and long-term incentive plan descriptions, the Compensation Committee elected to continue using operating ratio, operating cash flow and return on invested capital as the core metrics used to determine incentive award payouts. These metrics provide incentives to achieve revenue growth, strong cost discipline and efficient capital deployment. Additionally, the Compensation Committee elected to retain the revenue multiplier, as it further rewards achievement of industry-leading growth.

The fundamental design of the 2020 compensation programs was similar to prior years. The Company used the 50th percentile of its peer group as well as the 25th percentile of the Class I railroads as a guideline for setting the various components of our executives’ compensation, and the majority of our named executives’ compensation was performance-based.

2020 Performance Highlights

KCS had a strong start to the year, with first quarter 2020 revenue up 8% over prior year. However, financial results during the rest of the year were materially impacted by COVID-19, which was declared a pandemic on March 11, 2020.

In an effort to halt the outbreak of COVID-19, both in the U.S. and Mexico, governments implemented various measures such as voluntary and mandatory quarantines, stay-at-home orders, travel restrictions and extended closures of nonessential businesses. The implementation of these measures resulted in a dramatic decline in freight volumes. The Company began to experience the impacts of COVID-19 on customer demand in late March of 2020. Volumes significantly declined in the second quarter of 2020; however, by early June volumes began to rapidly rebound. By the end of the third quarter, weekly volumes were higher than pre-COVID-19 levels, increasing approximately 60% from the lowest levels in the second quarter of 2020.

KCS responded quickly to the pandemic in March by creating a dedicated crisis team and implementing a variety of health and safety measures, including separating dispatching and crew operations, enhanced cleaning and hygiene protocols, implementing remote work policies where possible, performing temperature checks and requiring facial coverings.

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KCS also responded to the drop-off in demand by accelerating various Precision Scheduled Railroading (PSR) operational measures to scale costs with volume declines, adjust to changes in customer production schedules and provide for the health and safety of its employees. Actions such as consolidating train starts resulted in longer, more fuel efficient trains. As a result of these actions, KCS realized savings across the organization, and many of the efficiencies and savings realized during the downturn were maintained as volumes recovered.

Full-year 2020 revenues were $2.6 billion, down 8% from 2019 as a result of the COVID-19 related downturn in volumes. This performance compared favorably to Class I rail revenues excluding KCS, which were down 11% in 2020. Moreover, despite the significant impact to revenue from the pandemic, KCS’s revenue derived from refined product exports to Mexico was up 48% over prior year, highlighting the strength of KCS’s cross-border franchise and unique growth drivers.

*

The Class I railroads are Burlington Northern Santa Fe, LLC, Union Pacific Corporation, Norfolk Southern Corporation, CSX Corporation, Canadian National Railway Company, and Canadian Pacific Railway Limited. The revenue shown for Class I railroads (ex. KCS) is the percentage change in the sum of revenues, including any foreign exchange impacts for the Class I railroads for the most recently reported twelve-month period as calculated based on information available in each of their public filings with the Securities and Exchange Commission

In 2020, KCS also realized $96 million of savings attributed directly to the implementation of PSR, an increase from $58 million of PSR savings achieved during the prior year. In addition to an improved cost structure, the following operational and financial achievements demonstrate the success that the Company has had this year, despite significant adversity:

✓	Train length increased 12%

✓	Fuel efficiency as measured in gallons per 1,000 GTM’s, improved 5%

Because the Company’s performance was above expectations, payout under the 2020 short-term incentive plan was above target.

Short-Term Incentive Plan

In January 2020, the Compensation Committee established the 2020 Annual Incentive Plan (“AIP”) to provide incentives for the achievement of annual performance goals. After evaluating various metrics, along

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with the effectiveness of changes made to the 2019 AIP, the Compensation Committee concluded that achievement under the 2020 AIP should continue to be based on the Company’s consolidated operating ratio (“OR”) and operating cash flow (“OCF”), as defined below and in the 2020 AIP. The weighting of OR and OCF was 50% each which reflects that cash generation has become increasingly important to our stockholders.

The weighted average OR and OCF achievement may be adjusted, either downward or upward, based on the Company’s revenue growth relative to all other North American Class I railroads. The maximum adjustment increases the payout by 20% if the Company achieves industry-leading revenue growth. Similarly, the AIP payout can be adjusted downward by 20% if the Company’s revenue growth is lower than all other North American Class I railroads. This adjustment based on relative revenue growth appropriately focuses on the Company’s goal of being the fastest growing transportation company in North America.

In February 2021, the Compensation Committee determined that the Company achieved an overall performance level of 123% of target under the 2020 AIP, as described on page 44.

Long-Term Incentive Plan

In order to balance short-term goals with long-term stockholder value creation, in January 2020, the Compensation Committee adopted the 2020-2022 Long-Term Incentive Program (the “2020 LTI Program”). Performance shares comprise 50% of the overall value of the 2020 LTI Program. The remaining 50% of the awards under the 2020 LTI Program are made in the form of time-based restricted stock (25%) and stock options (25%). For performance share grants under the 2020 LTI Program, Return on Invested Capital, as defined below and in the 2020 LTI Program (“ROIC”), has a 75% weighting, and OR has a 25% weighting.

The Compensation Committee believes that the relative weighting of ROIC and OR in the 2020 LTI Program promotes the appropriate balance between management’s focus on margin improvement and strong returns on capital deployed, effectively aligning the interests of the Company’s stockholders and the Company’s executives. Once a payout based on the weighted average ROIC and OR has been calculated, the payout may be further adjusted, either downward or upward, based on the Company’s revenue growth relative to all other North American Class I railroads. The maximum adjustment increases the payout by 20% if the Company achieves industry-leading revenue growth.

Named Executive Officers

The following analysis describes the Company’s executive compensation for 2020 for each of the following executive officers (each a “Named Executive Officer” or “NEO”), who are listed below and in the Summary Compensation Table in this Proxy Statement.

Current NEOs
Patrick J. Ottensmeyer	President and Chief Executive Officer
Michael W. Upchurch	Executive Vice President and Chief Financial Officer
Jeffrey M. Songer	Executive Vice President and Chief Operating Officer
Brian D. Hancock	Executive Vice President and Chief Innovation Officer
Michael J. Naatz	Executive Vice President and Chief Marketing Officer

2020 Say-On-Pay Vote on Executive Compensation

At the 2020 Annual Meeting, stockholders representing 90.75% of the votes cast at the meeting voted in favor of the 2019 compensation of the NEOs. As a result, the compensation programs established by our Compensation Committee remained substantially the same for 2021.

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Key Features of 2020 Executive Compensation Program

The Compensation Committee seeks to provide base salaries, target total cash and target total direct compensation that are consistent with market median practices. In addition, the Compensation Committee takes into account other factors, including internal equity and incumbent-specific considerations such as performance, experience or expertise, future potential and tenure with the Company. We define the market as comparably-sized, mature, capital intensive companies. In the aggregate, we seek to target executives’ compensation opportunities to be within a competitive range of +/- 15% of the market 50th percentile.

Policies and Practices	We Do	We Do Not

We tie pay to performance. The majority of executive pay is not guaranteed. We set clear financial goals for corporate performance at the beginning of the performance period.	✓

We seek to mitigate undue risk, including the use of caps on potential incentive plan payouts and robust Board and management processes to identify risk.	✓

We have adopted strong share ownership guidelines, and all NEOs are in compliance with these guidelines as of December 31, 2020.	✓

We reward our executives for long-term growth and therefore measure our performance over a three-year cycle with respect to our performance shares.	✓

We provide only modest perquisites that have a sound benefit to the Company’s business.	✓

We have competitive post-employment and change in control provisions in our executive severance agreements.	✓

Our severance agreements and our performance share award agreements generally provide severance payments and acceleration of vesting after a change in control only if an employee is also terminated (a double trigger).	✓

Our Compensation Committee benefits from its utilization of an independent compensation consulting firm.	✓

The Compensation Committee closely monitors any other services provided to the Company by its compensation consulting firm to ensure they don’t create a potential conflict of interest.	✓

An executive officer’s AIP and performance shares are subject to recoupment under our clawback policy.	✓

We regularly engage stockholders during our periodic outreach efforts and consider stockholder feedback in the design of executive compensation plans and programs.	✓

We pay competitively compared to a reasonable set of peer companies, using the 50th percentile of the market and the 25th percentile of the Class I railroads as a guideline.	✓

Performance metrics align with long-term shareholder value.	✓

We do not reprice or replace underwater stock options.

We do not provide tax gross-ups for perquisites.

We generally do not allow pledging and hedging of Company stock by officers, directors and employees.

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Primary Elements of Compensation

The primary elements of our 2020 executive compensation package are described below. Each year the Compensation Committee determines the incentive programs to adopt and establishes participation, awards and performance measures, considering general market practices and an assessment of the effectiveness of such programs in meeting its goals.

Compensation Element	Purpose	Characteristic
Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on performance, experience, competitiveness versus market and internal equity considerations.
Annual Incentive	To encourage and reward the achievement of specified financial goals on an annual basis.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals.

Long-Term Incentives

Performance Share Awards	To motivate management for long-term financial success and value creation for stockholders.	Three-year performance-based share awards with pre-determined financial goals.

Restricted Share Awards	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership and to provide an incentive for retention.	Service-based long-term incentive opportunity; ultimate award value depends on share price.

Non-Qualified Stock Options	To incentivize and reward the creation of stockholder value.	Service-based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.

Other Elements of Compensation

We provide certain benefit programs that are designed to be competitive within the marketplace from which we recruit our employees. The majority of employee benefits provided to our NEOs are offered through broad-based plans available to our management employees generally.

KCS 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”).    The KCS 401(k) Plan is a qualified defined contribution plan. Eligible U.S. employees may elect to make pre-tax or post-tax deferral contributions, called 401(k) contributions, to the KCS 401(k) Plan of up to 75% of eligible compensation subject to certain limits under the Code. We match contributions to the KCS 401(k) Plan equal to 100% of a participant’s 401(k) contributions and up to the lesser of 5% of a participant’s eligible compensation or the statutory limit imposed by the Code. Our matching contributions for the KCS 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

•	60% upon four years of service; and

•	100% upon five years of service.

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We may also make, in our discretion, annual profit sharing contributions to the KCS 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s compensation bears to the total compensation of all participants. Profit sharing contributions are 100% vested when made. No profit sharing contributions were madein 2020.

Participants may direct the investment of their accounts in the KCS 401(k) Plan by selecting from one or more of the diversified investment funds available under the KCS 401(k) Plan.

Executive Plan.    We maintain a supplemental benefit plan known as the “Executive Plan” for those U.S. executives who are designated by the President, Chief Executive Officer or Compensation Committee as participants in the Executive Plan. Our Executive Plan provides a benefit based on an amount equal to 10% of the excess of (a) the greater of (i) an amount equal to 145% (or such other percentage as set forth in the participant’s employment agreement) of the participant’s annual base salary for the applicable year (see the “Summary Compensation Table — Narrative to Summary Compensation Table”) or (ii) the sum of the participant’s base salary earned for the year plus any short-term incentive that was earned during the applicable year, over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and participants receive such payments in one year, cliff-vested restricted stock, issued under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) which may be forfeited in the event of termination of employment prior to the end of the twelve-consecutive-month period beginning on the grant date. The number of restricted shares awarded will be such that the total value of the restricted shares awarded as determined on the grant date is equal to 125% (or such greater percentage as the Compensation Committee may determine, which percentage may vary from year to year) of the participant’s annual benefit amount.

Kansas City Southern Executive Deferred Compensation Plan (the “KCS NQDC Plan”).    In August 2018, the Company adopted the KCS NQDC Plan, which is a non-qualified deferred compensation plan. Eligible employees may elect to defer up to 50% of their base salary and up to 75% of their annual short-term incentive compensation. Participants may direct the investment of their accounts in the KCS NQDC Plan by selecting from one or more of the diversified investment funds available in the KCS NQDC Plan. Participant deferrals are 100% vested at all times.

Although the KCS NQDC Plan allows for the Company to credit company contributions to any participant’s account in any amount determined by the Company (“Company Contributions”), the Company did not make any such contributions in 2020. Company Contributions may be made in the form of a matching contribution, a non-elective contribution or both and may be made in accordance with any formula selected by the Company, which formula may be different from year to year. Company Contributions may be subject to any vesting schedule determined by the Company at the time of the credit. The Committee may, in its sole discretion, fully vest the participants’ accounts on a change in control. No NEO participated in the KCS NQDC Plan in 2020.

Perquisites.    As noted in our Summary Compensation Table, we provide our NEOs with limited perquisites consistent with prevailing market practice. We do not view perquisites as a significant element of our comprehensive compensation structure for our NEOs.

We reimburse financial counseling expense for our NEOs up to a stated limit in accordance with the KCS Financial Planning Reimbursement Policy. The maximum amount of the annual reimbursement under this policy for our CEO and our other NEOs is $15,000. We also pay for three years of the administrative fees charged by the Greater Kansas City Community Foundation (“GKCCF”) related to donor advised funds established by our U.S. executives at the GKCCF. These fees are paid out of funds from the Company’s charitable foundation, which is administered by the GKCCF. We pay for an annual executive physical for our NEOs to help them maintain optimal health through preventative care. We also provide the CEO use of the Company’s aircraft up to a maximum of the lesser or (a) $100,000 of additional costs and expenses incurred

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as a result of such personal use or (b) 24 roundtrip flights. The Company provides certain other de minimis perquisites as described in the Summary Compensation Table below.

The Compensation Committee believes these perquisites are conservative, but reasonable and consistent with our overall compensation program, industry practice and applicable law, and better enable the Company to attract and retain high-performing employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs.

Other Benefits.    We also pay a portion of premiums for medical coverage, pay premiums for short-term disability coverage, pay premiums for 60% coverage for long-term disability (up to a maximum of $15,000 per month) and pay premiums for AD&D coverage up to 2 1/2 times the annual salary for each employee up to a maximum of $500,000. For executives, we provide a basic amount of group life insurance coverage. Additionally, we provide eligible employees with the opportunity to purchase KCS Common Stock at a discount under the Kansas City Southern 2009 Employee Stock Purchase Plan, which such plan is intended to satisfy Section 423 of the Code.

Severance and Termination Benefits

Various compensation arrangements provide for accelerated vesting and separation pay for our NEOs upon termination of employment in various situations, including upon a change in control. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•

provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	provide an economic incentive to encourage an acquirer to evaluate whether to retain our executives rather than its own.

Please see “Potential Payments upon Termination of Employment or Change in Control” for additional information. Our Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives.

Pay Mix

The percentage of a NEO’s total compensation resulting from each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element. By design, “at-risk” components (particularly long-term incentives) comprise a significant portion of each NEO’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests. In 2020, the target pay mix for our Chief Executive Officer and all other NEOs serving on December 31, 2020 (as an average) was as follows:

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Executive Stock Ownership Guidelines

The Compensation Committee has set stock ownership guidelines for our NEOs and other members of senior management, which require executives to own shares of Company Common Stock that have a value at least equal to a multiple of their salary as set forth in the following table:

Multiple of Base Salary

Chief Executive Officer	5X

Other NEOs	3X

The Compensation Committee periodically reviews the continued appropriateness of the stock ownership guidelines. Executives are given five years from the date they are first subject to the ownership requirement to meet the required stock ownership thresholds. All stock sales by executives who are not in compliance will be reviewed by the Corporate Secretary and approved by the CEO. If executives have not met this stock ownership requirement within five years, then they may be required to retain long-term incentive plan grants and 50% of AIP payouts may be awarded in stock until the executive is compliant.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant (even if not yet vested), performance shares when earned (even if not yet vested) and shares issued and retained on exercise of stock options. As of Record Date, all of our executives meet the stock ownership guidelines.

Participants in the Compensation Process

Compensation Committee.    The Compensation Committee, which is responsible for establishing our executive compensation policies and overseeing our executive compensation practices, is composed of three directors. Each of these directors meet the independence requirements of the NYSE, qualify as outside directors under Section 162(m) of the Code, and are considered non-employee directors under Rule 16b-3 under the Exchange Act.

Role of Meridian, our 2020 Compensation Consultant.    For assistance in fulfilling its responsibilities, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant to review and independently assess various aspects of our compensation programs and to advise the Compensation Committee in making its executive compensation decisions for 2020. Meridian is engaged by and reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of Meridian pursuant to SEC rules, analyzed whether the work performed raised any conflict of interest, and concluded that Meridian is independent and that no conflict of interest exists. In assessing Meridian’s independence, the Compensation Committee also considers the nature and amount of work performed for the Compensation Committee during the year, the nature of any unrelated services performed by the consultant for the Company, and the fees paid for those services in relation to the firm’s total revenues. Every year, the consultant prepares for the Compensation Committee an independence letter providing assurances and confirmation of the consultant’s independent status under the noted standards.

Meridian’s role in 2020 was to provide market data, including market trend data, to the Compensation Committee, to advise the Compensation Committee regarding the Company’s executive and director compensation relative to the market, and to make recommendations to the Compensation Committee regarding compensation structure and components.

In 2020, at the direction of the Compensation Committee, Meridian compiled an executive compensation market analysis based on data provided by a third party, to assess the competitiveness of the compensation of the executives of the Company, including the NEOs. This study was used to inform decisions regarding 2020 programs and grants.

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The results of the analysis for 2020 compensation were discussed with the Compensation Committee in January 2020. Meridian analyzed the market competitiveness of the following elements for each of the executive positions contained in this analysis:

•	base salary;

•	target AIP opportunity;

•	target total cash compensation (base salary plus target AIP opportunity);

•	grant date fair value of long-term incentive grants/awards; and

•	target total direct compensation (target total cash compensation plus the grant date fair value of long-term incentive awards).

Peer Group

In connection with this analysis and prior benchmarking analyses, the Compensation Committee with Meridian’s input defined the Company’s primary competitive market as mature, capital-intensive companies with annual revenues between $1 billion and $5 billion that participate in Willis Towers Watson’s executive compensation survey database. In 2020, with respect to our NEOs, this group was comprised of the following 23 companies.

A. O. Smith Corporation	ITT Inc.
Alliant Energy Corporation	Kennametal Inc.
Atmos Energy Corporation	Marathon Oil Company
Canadian Pacific Railway	Martin Marietta Materials, Inc.
CF Industries Holdings, Inc	OGE Energy Corp.
Curtiss-Wright Corporation	Pinnacle West Capital Corporation
EQT Corporation	Snap-on Incorporated
Evergy, Inc.	Southwest Gas Holdings, Inc.
Flowserve Corporation	The Timken Company
GATX Corporation	Trinity Industries, Inc.
Hexcel Corporation	Vulcan Materials Company
IDEX Corporation

The Company also reviews the compensation of officers and other employees of the other Class I railroads. The rail industry is a relatively small industry with a unique set of skills that are highly transferable and desirable across all railroads. Although the Company’s peer group does not include any other Class I railroads, other than Canadian Pacific Railway, due to the size of such companies, the Compensation Committee believes that the compensation of the officers and employees at such other companies is important in evaluating the competitiveness of the Company’s compensation levels and the design of the pay programs.

We believe it is appropriate to provide industry-competitive total compensation opportunities to our NEOs in order to attract and retain top executive talent. However, we do not rely on this information to target any specific pay percentile for our executive officers. Instead, we use this information to provide a general overview of market practices and to ensure that we make informed decisions regarding our executive pay programs.

Conclusions of Compensation Committee

The results of the study conducted by the Compensation Committee with Meridian’s input generally found that the NEOs are being compensated competitively compared to the market median given their

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positions and responsibilities. The Compensation Committee determines the amount of such awards by referencing the competitive market data of awards for comparable positions in the Company’s peer group and the Class I railroads.

The Compensation Committee is satisfied that the ratio of compensation between the CEO and the other NEOs is acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each. The policies or decisions relating to the compensation of the CEO are not materially different than the other NEOs.

Risk Considerations in our Compensation Program

The Company also engaged Meridian to review its compensation program to assess the risks that it could create, as reflected in the Company’s risk management practices and policies. The review covered a number of key facets of the Company’s compensation plans, including their purposes, the types of performance measures used, the number and organizational level of participants, the aggregate amount and maximum individual amounts payable under the plans, and how the Company’s risk management policies and governance practices, including stock ownership requirements and clawback policies, are structured to mitigate these risks. As a result of this review, the Committee concluded that the Company’s compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company or its stockholders.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the company may deduct from our federal income tax return for any single taxable year. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), there was an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The material terms of our incentive plans that were previously approved by stockholders allowed us to grant certain cash incentive compensation and long-term incentive awards that were designed to meet the definition of performance-based compensation which qualified for the exception to the $1 million deduction limit. The Tax Act repealed the performance-based compensation exception described in this paragraph. Following enactment of the Tax Act, we generally expect that compensation paid to our CEO, CFO and other applicable Covered Employees in excess of $1 million will not be deductible, subject to a transition rule for compensation provided pursuant to a binding written contract in effect as of November 2, 2017 that is not materially modified after such date. To the extent applicable to and previously granted awards, the company may avail itself of this transition rule. The Company believes previously granted awards, in place on November 2, 2017, will meet the requirements of the transition rule; however, due to uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, the Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the company. The Compensation Committee continues to believe that using performance-based compensation is consistent with the goals of the Company and its stockholders.

2020 Compensation Decisions

2020 Salary Adjustments

In January 2020, the Compensation Committee approved a 3% increase in base salary for Messrs. Ottensmeyer, Upchurch, and Songer, a 6.0% increase for Mr. Hancock, and a 15% increase for Mr. Naatz. Base salaries are set based on performance, experience and competitiveness versus market and internal

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equity considerations. In connection with the disruption to the Company’s business resulting from the outbreak of COVID-19, the Company reduced the base salaries for Mr. Ottensmeyer and the Company’s senior management team by 10% and 5%, respectively, effective May 1, 2020. When the Company’s business had rebounded back to the level that existed prior to the pandemic, the Compensation Committee reinstated as of November 1, 2020, the previously-approved base salaries for Mr. Ottensmeyer and the rest of the Company’s senior management team.

2020 Short-Term Incentive Plan

In January 2020, the Compensation Committee approved the 2020 Annual Incentive Plan for our NEOs. Similar to the AIP in prior years, each NEO was assigned incentive targets at the threshold, target and maximum incentive performance levels that are a percentage of the NEO’s 2020 base salary. As previously mentioned, the Compensation Committee reduced the base salaries for each NEO for 6 months in 2020 as a result of the COVID-19 outbreak; however, the temporary reduction in base salary was not taken into account for purposes of calculating the NEO’s base salary in 2020 under the 2020 AIP. The target percentage assigned to each NEO is set forth in the following table:

	Percentage of Base Salary

Current Officers	Threshold Performance Level	Target Performance Level	Maximum Performance Level

Mr. Ottensmeyer	0%	110%	220%

Mr. Upchurch	0%	70%	140%

Mr. Songer	0%	70%	140%

Mr. Hancock	0%	70%	140%

Mr. Naatz	0%	70%	140%

For 2020, the Compensation Committee determined to use Operating Ratio and Operating Cash Flow as the performance metrics under the 2020 AIP, weighted equally. The 2020 performance metrics by performance level are summarized in the following chart.

Performance Level	Consolidated Operating Ratio (50% weight)	Operating Cash Flow (50% weight)

Threshold	65.45%	$772 million

Target	62.45%-61.95%	$942-973 million

Maximum	60.45%	$1,086 million

Operating Ratio (“OR”) is defined as the Company’s Adjusted Operating Ratio as reported in the Company’s earnings releases, with any necessary adjustments to eliminate the effects of (a) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2020 long range plan, (b) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2020 long range plan, (c) business combinations or acquisitions, (d) changes in accounting principles, and (e) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee.

Operating Cash Flow (“OCF”) is defined as Operating Income before Depreciation & Amortization, minus accrued capital expenditures, with further adjustments to eliminate the effects of (a) adjustments included in Adjusted Operating Ratio as reported by the Company, (b) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2020

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long range plan, (c) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2020 long range plan, d) business combinations or acquisitions, (e) changes in accounting principles, and (f) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee.

After weighting for each performance metric, payout percentages are calculated on a sliding scale between the threshold and maximum. The payout percentage is then further adjusted based on the Company’s relative revenue growth compared to the other six Class I railroads as set forth in the following table (not to exceed a maximum of 200%):

Rank	Adustment to Payout Percentage

1st	120%

2nd	110%

2nd to last place (6th)	90%

Last place (7th)	80%

Any other ranking (3rd, 4th, or 5th)	No adjustment

The Revenue Growth Multiplier (“RGM”) is based on the ranking of revenue growth rate relative to other North American Class I railroads and is determined as follows:

•

2020 AIP - based on the Company’s annual revenue growth during the 12-month performance period relative to the annual revenue growth of all other Class 1 railroads over the same time frame. Each Class 1 railroad is then ranked in order of the highest to lowest annual revenue growth rate for the 12-month performance period.

•

2020 LTI Program - based on the average of the Company’s annual revenue growth during the 3-year performance period relative to the average of the annual revenue growth of all other Class 1 railroads over the same time frame. The average of the annual revenue growth for each Class 1 railroad is determined by first calculating the change in revenue for each applicable year and then computing the 3-year average. Each Class 1 railroad is then ranked in order of the highest to lowest average annual revenue growth rate for the 3-year performance period.

For purposes of determining revenue growth (“RG”) for the Company and for all other North American Class I railroads, revenue includes (a) total revenue for the most recently reported twelve-month period, including fuel surcharge revenue, (b) adjustments for foreign exchange impacts as disclosed in publicly available information, and (c) adjustments for business combinations, acquisitions or dispositions as disclosed in publicly available information.

Despite the impact of the COVID-19 pandemic on the Company’s financial performance, the Compensation Committee made no adjustments to the 2020 Annual Incentive Plan metrics or goals once the plan was established in January 2020.

For the year ended December 31, 2020, our OR and OCF, as determined and calculated under the terms of 2020 AIP, was 62.00% and $1,011 million, respectfully, resulting in a payout percentage of 112% prior to the application of the RGM. The Company’s revenue growth in 2020 was second among the other Class I railroads resulting in a RGM of +10% adjustment to the initial payout percentage. Accordingly, the NEOs each earned a 2020 AIP payout of 123% of the target amount. See the Summary Compensation Table for actual amounts paid. Each year, the Compensation Committee will determine whether an annual incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding executives.

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2020 Long-Term Incentive Program

The Compensation Committee designed the 2020 LTI Program to:

•	Drive sustained improvement in our operating performance;

•	Communicate strong performance focus to the external market and earn returns well above our cost of capital;

•	Support execution of our long-term business strategy;

•	Create long-term stockholder value;

•	Provide a balanced program based on performance, share price leverage and employee retention;

•	Maintain flexibility to dovetail with our other talent management tools;

•	Maintain our external competitiveness; and

•	Be simple and transparent.

The 2020 LTI Program was approved by the Compensation Committee in January 2020. The mix of awards is as follows:

2020 Long-Term Incentive Mix

The following awards were granted to the Company’s NEOs for the 2020 LTI Program:

Current Officers	Number of Target Performance Shares Granted Under the 2020 LTI Program	Number of Non-Incentive Stock Options Granted Under the 2020 LTI Program	Number of Shares of Restricted Stock Granted Under the 2020 LTI Program

Mr. Ottensmeyer	12,648	25,965	6,324

Mr. Upchurch	2,947	6,050	1,474

Mr. Songer	2,947	6,050	1,474

Mr. Hancock	2,790	5,727	1,395

Mr. Naatz	2,790	5,727	1,395

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Performance Shares:    In 2020, the NEOs received performance share awards that can be earned based on the achievement of financial goals over a three-year performance period. The performance metrics used under the 2020 LTI Program are ROIC (weighted 75%) and OR (weighted 25%) with pre-established goals for each year of the three-year performance period. The average of the results for each year as measured against these performance goals at the end of the three-year performance period is then used to determine a preliminary payout percentage. Because a key part of the Company’s strategy is to have superior revenue growth in the industry, the preliminary payout percentage may be further adjusted based on the Company’s relative revenue growth compared to the other six Class I railroads as set forth in the following table:

Rank	Adjustment to Payout Percentage
1st	120%
2nd	110%
2nd to last place (6th)	90%
Last place (7th)	80%
Any other ranking (3rd, 4th, or 5th)	No adjustment

The preliminary payout percentage, together with any adjustment for the Company’s relative revenue growth during the three-year performance period, is then multiplied by the total number of shares awarded at target to determine the number of performance shares earned. The Compensation Committee decided this was an appropriate manner to determine the shares earned, as it promotes alignment between executives’ long-term incentive compensation with our multi-year business plan as well as with the interests of our stockholders.

Management may earn between 0% and 200% of the target performance share award by meeting or exceeding the performance criteria set for the three-year period. The performance criteria for the three-year plan were set at the January 2020 meeting of the Compensation Committee. The performance shares earned, if any, will vest at the end of the three-year period, on the later of (i) February 24, 2023 or (ii) the date the Compensation Committee certifies the financial results for the three-year performance period.

The Compensation Committee determined to use the Company’s ROIC and OR as the performance metrics for the performance shares under the 2020 LTI Program, weighted 75% and 25%, respectively. The Compensation Committee believes that ROIC allows it to not only assess the NEO’s performance with respect to our earnings, but also allows the Compensation Committee to measure the efficiency of management in stewarding our capital base and determine the success of management in making long-term capital investment decisions to improve our financial and operating performance. ROIC provides the Compensation Committee a measurement that can hold management accountable for earning a return in excess of our cost of capital.

For this purpose, ROIC is defined as the quotient of the Company’s net operating profit after taxes (“NOPAT”) for the applicable performance period divided by the Company’s invested capital where (i) NOPAT is the sum of the Company’s net income, interest expense and interest on the lease liabilities (all preceding items tax effected), with further adjustments to eliminate the after-tax effects of (a) adjustments included in Adjusted Diluted Earnings Per Share as reported by the Company, (b) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2020 long range plan, (c) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2020 long range plan, (d) changes in statutory income tax rates and laws enacted after January 1, 2020 on the Company’s income tax expense (e) business combinations or acquisitions, (f) changes in accounting principles, and (g) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee; and (ii) invested capital is the sum of the Company’s average equity balance and average debt balance (reduced by the average cash balance), with further adjustments to eliminate the average invested capital impacts of (a) changes in accounting principles, (b) business combinations or acquisitions, and (c) as approved by the Compensation

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Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee and (d) changes in statutory income tax rates and laws enacted after January 1, 2020.

The Compensation Committee determined to use OR as the other performance metric believing it to be a strong indicator of the Company’s financial performance and profitability. The Compensation Committee recognized that OR is a measure easily monitored by our management employees and is widely monitored by investors, and ensures a balance between growth in revenue and continuation of acceptable profit margins.

Following are the performance metrics for and the percentage payouts at each performance level for the 2020 LTI Program*:

Performance Level	Return on Invested Capital (75% weight)	Consolidated Operating Ratio (25% weight)	Percentage Payout of Total Incentive Target
2020

Threshold	8.47%	65.45%	0%

Target	10.05%-10.33%	62.45%-61.95%	100%

Maximum	11.30%	60.45%	200%
2021

Threshold	-120 bp change (1)	+200 bp change (1)	0%

Target	+10 bp to +20 bp change (1)	-20 bp to -50 bp change (1)	100%

Maximum	+50 bp change (1)	-100 bp change (1)	200%
2022

Threshold	-120 bp change (1)	+200 bp change (1)	0%

Target	+10 bp to +20 bp change (1)	-20 bp to -50 bp change (1)	100%

Maximum	+50 bp change (1)	-100 bp change (1)	200%

(1)	Based on the immediately preceding year’s actual results.
*

These performance levels should not be viewed as predictions or estimates of future performance and the actual achievement of these levels is subject to numerous known and unknown risks and uncertainties including, without limitation, those described under “forward looking statements”, “risk factors” or similar headings in our quarterly and annual reports filed with the SEC. The Compensation Committee establishes these levels solely to help it align pay with performance. The levels are not intended to provide investors or any other party with guidance about our future financial performance or operating results.

For the year ended December 31, 2020, our ROIC and OR, as calculated and determined under the terms of the 2020 LTI Program, was 10.03% and 62.00%, respectfully. These results will be combined with the results of 2021 and 2022, and may be further adjusted based on our three-year relative revenue growth ranking, to determine the average results of the three-year performance period that will be used to determine the number of performance shares earned under the 2020 LTI Program.

Despite the impact of the COVID-19 pandemic on the Company’s financial performance, the Compensation Committee made no adjustments to any of the in-cycle performance share award metrics or goals after the awards were initially granted.

The three-year performance period for the performance shares granted in 2018, as part of the 2018 long term incentive program (“2018 LTI Program”), ended on December 31, 2020. The 2018 performance shares were based on the same performance metrics described above, but covered the period from the beginning of fiscal year 2018 through the end of fiscal year 2020. The potential vesting range as a percentage of the target award was 0% to 200%. For additional information on the 2018 LTI Program, please see our proxy statement filed on April 5, 2019. Based on the Company’s actual results (see table

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below), the earned payout percentage before application of the RGM was 130.3% of target. The Company’s RG was second among the other Class I railroads resulting in a modifier of +15%, yielding an overall payout equal to 149.9% of target. Payouts to the NEOs for the 2018 performance share grants were: Mr. Ottensmeyer — 24,093 shares; Mr. Upchurch — 5,382 shares; Mr. Songer — 5,310 shares; Mr. Hancock — 5,134 shares and Mr. Naatz — 3,186 shares.

FY 2018-20 Performance Level	Return on Invested Capital (ROIC) (75% Weighting)	Operating Ratio (OR) (25% Weighting)	Earned Percentage of Incentive Target
2018 Actual	9.16%	64.22%	89.0%
2019 Actual	9.64%	63.57%	177.4%
2020 Actual	9.73%	62.53%	124.6%

Average Earned Percentage for 2018-2020			130.3%
Revenue Growth Multiplier			115.0%
Overall Earned Percentage (capped at 200%)			149.9%

Restricted Stock:    In addition to the performance share component of the 2020 LTI Program, the Compensation Committee determined it appropriate that 25% of the award be in the form of time-based, cliff-vesting, restricted stock of the Company for purposes of acting as a management retention tool during the three-year term of the program. The restricted stock awarded under the 2020 LTI Program vests on February 24, 2023.

Options:    The other 25% of the award is in the form of time-based, non-qualified stock options under the 2020 LTI Program, which provides close alignment between management and stockholders. The options become vested and exercisable in equal installments on February 7, 2021, February 7, 2022 and February 7, 2023, respectively and expire ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company’s common stock on the date of grant.

The restricted stock, stock options and performance shares granted to the NEOs were awarded under the 2017 Plan. The purpose of the 2017 Plan is to allow officers, directors, employees and consultants of KCS and its affiliates to acquire or increase equity ownership in the Company. The 2017 Plan was approved by the stockholders of the Company and became immediately effective on May 4, 2017. Equity awards made prior to May 4, 2017, were awarded under the Company’s 2008 Stock Option and Performance Plan (the “2008 Plan”).

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020.

The Compensation Committee

Henry J. Maier, Chairman

Lydia Beebe

David Garza-Santos

This Compensation Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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Executive Compensation

Summary Compensation Table

The following table and narrative disclose compensation earned in 2020 by the NEOs. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during the past year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)

Patrick J. Ottensmeyer President and Chief Executive Officer	2020 2019 2018	$983,333 $971,691 $895,199	$0 $0 $0	$3,566,267 $2,733,648 $2,857,085	$1,086,895 $ 850,501 $ 850,495	$1,376,677 $1,752,931 $ 837,011	$122,740 $ 71,641 $ 83,537	$7,135,912 $6,380,412 $5,523,327

Michael W. Upchurch Executive Vice President and Chief Financial Officer	2020 2019 2018	$509,428 $501,641 $483,484	$0 $0 $0	$859,644 $631,971 $674,253	$253,253 $190,014 $190,000	$446,108 $575,884 $287,673	$62,492 $61,602 $65,938	$2,130,925 $1,961,112 $1,701,348

Jeffrey M. Songer Executive Vice President and Chief Operating Officer	2020 2019 2018	$510,076 $505,159 $489,727	$0 $0 $0	$860,503 $625,818 $668,547	$253,253 $187,494 $187,490	$446,666 $579,922 $291,387	$62,197 $63,791 $41,795	$2,132,695 $1,962,184 $1,678,946

Brian D. Hancock Executive Vice President and Chief Innovation Officer	2020 2019 2018	$478,367 $460,800 $441,956	$0 $0 $0	$808,086 $597,590 $631,944	$239,732 $181,236 $181,245	$418,963 $528,998 $262,964	$60,277 $66,380 $63,903	$2,005,425 $1,835,004 $1,582,012

Michael J. Naatz Executive Vice President and Chief Marketing Officer(4)	2020 2019	$469,337 $424,960	$0 $0	$798,462 $577,044	$239,732 $181,236	$411,188 $487,854	$48,165 $54,216	$1,966,884 $1,725,310

(1)

This column presents the aggregate grant date fair value of stock awards made in 2020, 2019 or 2018, as applicable, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 16 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC. The amount for 2020 reflects (a) the grant date fair value for time vested stock awards under our Executive Plan and the 2020 LTI Program, and (b) the probable outcome at grant date for the performance share grant made pursuant to the 2020 LTI Program. See Compensation Discussion and Analysis above for more detail on these awards, the Executive Plan, the 2020 LTI Program, and the Grants of Plan-Based Awards table for the value of each grant. The value of the 2020 performance shares awards, assuming the highest level of performance achieved, would be, respectively, as follows: Mr. Ottensmeyer — $4,347,371; Mr. Upchurch — $1,012,943; Mr. Songer — $1,012,943; Mr. Hancock — $958,979 and Mr. Naatz — $958,979.

(2)

This column presents the aggregate grant date fair value of option awards made in 2020, 2019 or 2018, as applicable, computed in accordance with FASB ASC topic 718. For additional information, refer to Note 16 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC.

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(3)	“All Other Compensation” for the NEOs consists of:

Name	Year	KCS 401(K) Plan Matching Contributions ($)(a)	Group Term Life Insurance Premiums ($)	AD&D Premiums ($)	LTD Premiums ($)	Matching Charitable Gifts ($)(b)	Financial Planning Reimbursement ($)	Other ($)(c)	Total ($)

Ottensmeyer	2020 2019 2018	$14,250 $14,000 $13,750	$600 $600 $720	$150 $150 $150	$1,050 $1,050 $1,200	$25,000 $30,000 $29,500	$15,945 $12,071 $ 700	$65,745 $13,770 $37,517	$122,740 $ 71,641 $ 83,537

Upchurch	2020 2019 2018	$14,250 $14,000 $13,750	$600 $600 $720	$150 $150 $150	$1,050 $1,050 $1,200	$30,000 $30,000 $30,000	$16,442 $15,802 $20,118	$0 $0 $0	$62,492 $61,602 $65,938

Songer	2020 2019 2018	$14,250 $14,000 $13,750	$600 $600 $720	$150 $150 $150	$1,050 $1,050 $1,200	$25,000 $27,668 $10,000	$15,183 $15,288 $15,000	$5,964 $5,035 $ 975	$62,197 $63,791 $41,795

Hancock	2020 2019 2018	$14,250 $14,000 $13,750	$600 $600 $720	$150 $150 $150	$1,050 $1,050 $1,200	$24,000 $30,000 $29,000	$15,440 $15,288 $15,000	$4,787 $5,292 $4,083	$60,277 $66,380 $63,903

Naatz	2020 2019	$14,250 $14,000	$600 $600	$150 $150	$1,050 $1,050	$15,000 $16,400	$15,435 $15,698	$1,680 $6,318	$48,165 $54,216

(a)	Subject to Internal Revenue Service rules, we match 100% of each employee’s elective 401(k) contributions, which do not exceed 5% of his or her compensation. For 2020, the maximum match was $14,250.
(b)

We provide a two-for-one Company match of eligible charitable contributions made by our NEOs. The maximum amount of contributions we will match in any calendar year for any NEO is $15,000. Of this $15,000, only half may be contributed to one organization.

(c)

Amounts in this column for 2020 include: Mr. Ottensmeyer — $59,266 for personal use of the Company’s aircraft (calculated as the incremental cost to the Company of such use) and $6,479 for GKCCF administration fees; Mr. Songer — $4,500 for an annual physical exam, $468 for a wellness reimbursement, $720 for a cell phone allowance, and $276 for GKCCF administration fees; Mr. Hancock — $2,570 for an annual physical exam, $1,000 for a wellness reimbursement, $720 for a cell phone allowance, and $497 for GKCCF administration fees; Mr. Naatz — $965 for a wellness reimbursement and $715 for GKCCF administration fees. Certain other perquisites are provided to our NEOs, but do not result in an aggregate incremental cost to the Company, and thus, no value for any of these perquisites is included in the Summary Compensation Table. Specifically, (1) all employees of the Company, including the NEOs, are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes; (2) our NEOs may use the services of their administrative assistants for limited personal matters; and (3) spouses of certain of our NEOs accompanied them on private aircraft chartered to transport the NEOs for business purposes.

(4)	Mr. Naatz was not a Named Executive Officer in 2018.

Narrative to Summary Compensation

Employment and Severance Agreements.    In May 2019, our Compensation Committee approved new severance benefits (our “Severance Agreements”), for the executive leadership team, including our NEOs. The Severance Agreements replace and supersede the prior employment agreements with our NEOs. Our Severance Agreements are meant to provide a reasonable and competitive level of financial transitional support to executives in connection with the termination of their employment. More information about the severance benefits payable to our NEOs under our Severance Agreements is set forth under “Potential Payments Upon Termination, Change in Control or Corporate Transaction.”

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Indemnification Agreements.    We have entered into indemnification agreements with our KCS officers and directors. Each of our NEOs is an officer of KCS. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

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Grants of Plan-Based Awards

The following table provides information for each of the NEOs regarding 2020 grants of annual incentive awards, equity incentive plan awards, restricted shares, and stock options.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Date Action Taken by Compensation Committee	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Patrick J. Ottensmeyer	N/A	N/A	$0	$1,119,250	$2,238,500
	02/07/2020	1/30/2020							1,779	(4)			$305,739
	02/07/2020	1/30/2020				0	12,648	25,296					$2,173,685
	02/07/2020	1/30/2020							6,324	(3)			$1,086,843
	02/07/2020	1/30/2020									25,965	$171.86	$1,086,895
Michael W. Upchurch	N/A	N/A	$0	$362,689	$725,379
	02/07/2020	1/30/2020							581	(4)			$99,851
	02/07/2020	1/30/2020				0	2,947	5.894					$506,471
	02/07/2020	1/30/2020							1,474	(3)			$253,322
	02/07/2020	1/30/2020									6,050	$171.86	$253,253
Jeffrey M. Songer	N/A	N/A	$0	$363,143	$726,287
	02/07/2020	1/30/2020							586	(4)			$100,710
	02/07/2020	1/30/2020				0	2,947	5,894					$506,471
	02/07/2020	1/30/2020							1,474	(3)			$253,322
	02/07/2020	1/30/2020									6,050	$171.86	$253,253
Brian D. Hancock	N/A	N/A	$0	$340,620	$681,240
	02/07/2020	1/30/2020							517	(4)			$88,852
	02/07/2020	1/30/2020				0	2,790	5,580					$479,489
	02/07/2020	1/30/2020							1,395	(3)			$239,745
	02/07/2020	1/30/2020									5,727	$171.86	$239,732
Michael J. Naatz	N/A	N/A	$0	$334,299	$668,598
	02/07/2020	1/30/2020							461	(4)			$79,227
	02/07/2020	1/30/2020				0	2,790	5,580					$479,489
	02/07/2020	1/30/2020							1,395	(3)			$239,745
	02/07/2020	1/30/2020									5,727	$171.86	$239,732

(1)

The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2020 AIP. Actual amounts paid for 2020 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)

The amounts reflected in these columns represent the threshold, target and maximum amounts that could be earned for the performance share awards made under our 2020 LTI Program. See Compensation Discussion and Analysis for additional details of the 2020 LTI Program, including the performance goals. The amounts in the grant date fair value column represent the probable outcome at grant date of the performance goals for the 2020 LTI Program.

(3)

This amount reflects restricted stock awards granted under the 2017 Plan pursuant to our 2020 LTI Program. The shares vest in full three years after the grant date. For participants that are retirement eligible, 1/3 of the shares become non-forfeitable in three annual installments beginning one year from the grant date; however, such shares remain subject to sale and transfer restrictions in accordance with the original vesting schedule. Mr. Ottensmeyer and Mr. Upchurch are retirement eligible. Holders of restricted stock are entitled to vote such

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shares and dividends declared on the Common Stock are accrued and paid to the participant upon the vesting or non-forfeitability, as applicable, of the restricted shares.
(4)

This amount reflects restricted stock awards granted under the 2017 Plan pursuant to our Executive Plan. The shares vest in full one year after the grant date. For participants that are retirement eligible, the shares become non-forfeitable immediately; however, such shares remain subject to sale and transfer restrictions in accordance with the original vesting schedule. Mr. Ottensmeyer and Mr. Upchurch are retirement eligible. Holders of restricted stock are entitled to vote such shares and dividends declared on the Common Stock are accrued and paid to the participant upon the vesting or non-forfeitability, as applicable, of the restricted shares.

(5)

The amounts in this column reflect non-qualified stock options granted under the 2017 Plan pursuant to our 2020 LTI Program. The options vest in equal 1/3 amounts on the first, second and third anniversary of the grant date.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of the NEOs regarding outstanding stock options, unvested stock awards and unearned stock awards held by them as of December 31, 2020.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Units of Stock Thank Have Not Vested (#)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Ottensmeyer	4,690	—	$66.99	02/21/2022
	3,666	—	$97.77	02/20/2023
	3,876	—	$94.23	02/19/2024
	5,652	—	$119.35	02/17/2025
	13,120	—	$82.71	02/18/2026
	29,763	—	$86.89	02/16/2027
	19,881	9,940	$105.83	03/05/2028
	9,786	19,572	$110.13	03/04/2029
	—	25,965	$171.86	02/06/2030
					38,243 (5)	$7,806,544
							43,538	(4)	$8,887,412
Upchurch	3,666	—	$97.77	02/20/2023
	3,876	—	$94.23	02/19/2024
	3,726	—	$119.35	02/17/2025
	6,973	—	$82.71	02/18/2026
	6,552	—	$86.89	02/16/2027
	4,442	2,220	$105.83	03/05/2028
	2,187	4,372	$110.13	03/04/2029
	—	6,050	$171.86	02/06/2030
					8,604 (5)	$1,756,335
							9,847	(4)	$2,010,068
Songer	6,552	—	$86.89	02/16/2027
	2,192	2,191	$105.83	03/05/2028
	2,158	4,314	$110.13	03/04/2029
	—	6,050	$171.86	02/06/2030
					18,845 (5)	$3,846,830
							9,757	(4)	$1,991,696
Hancock	2,184	—	$86.89	02/16/2027
	4,237	2,118	$105.83	03/05/2028
	2,086	4,170	$110.13	03/04/2029
	—	5,727	$171.86	02/06/2030
					10,405 (5)	$2,123,973
							9,374	(4)	$1,913,515
Naatz	2,630	1,315	$105.83	03/05/2028
	2,086	4,170	$110.13	03/04/2029
	—	5,727	$171.86	02/06/2030
					7,751 (5)	$1,582,212
							9,374	(4)	$1,913,515

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(1)	The vesting dates of the options listed in these columns are shown in the following table, and are subject to acceleration on a change of control or upon the retirement, death or disability of a NEO.

Exercisable Date	Ottensmeyer	Upchurch	Songer	Hancock	Naatz
02/22/2013	1,564	—	—	—	—
02/21/2014	1,222	1,222	—	—	—
02/22/2014	1,563	—	—	—	—
02/20/2015	1,292	1,292	—	—	—
02/21/2015	1,222	1,222	—	—	—
02/22/2015	1,563	—	—	—	—
02/18/2016	1,884	1,242	—	—	—
02/20/2016	1,292	1,292	—	—	—
02/21/2016	1,222	1,222	—	—	—
02/18/2017	1,884	1,242	—	—	—
02/19/2017	4,374	2,325	—	—	—
02/20/2017	1,292	1,292	—	—	—
02/17/2018	9,921	2,184	2.184	—	—
02/18/2018	1,884	1,242	—	—	—
02/19/2018	4,373	2,324	—	—	—
02/17/2019	9,921	2,184	2,184	—	—
02/19/2019	4,373	2,324	—	—	—
03/06/2019	9,941	2,221	2,192	2,119	1,315
02/17/2020	9,921	2,184	2,184	2,184	—
03/05/2020	9,786	2,187	2,158	2,086	2,086
03/06/2020	9,940	2,221	—	2,118	1,315
02/07/2021	8,655	2,017	2,017	1,909	1,909
03/05/2021	9,786	2,186	2,157	2,085	2,085
03/06/2021	9,940	2,220	2,191	2,118	1,315
02/07/2022	8,655	2,017	2,017	1,909	1,909
03/05/2022	9,786	2,186	2,157	2,085	2,085
02/07/2023	8,655	2,016	2,016	1,909	1,909

(2)	The vesting dates of the restricted and performance shares listed in this column are shown in the following table.

Vest Date	Ottensmeyer	Upchurch	Songer	Hancock	Naatz
02/12/2021	—	—	586	517	461
02/26/2021	2,678	598	1,772	1,713	1,063
02/26/2021(a)	2,574	575	—	—	—
02/26/2021(b)	2,108	492	—	—	—
04/09/2021	—	—	8,000	—	—
02/25/2022	2,574	575	1,703	1,646	1,646
02/25/2022(b)	2,108	491	—	—	—
05/31/2022(b)	—	—	—	—	930
02/24/2023	2,108	491	1,474	1,395	465

(a)	These shares remain subject to sale and transfer restrictions until February 25, 2022.
(b)	These shares remain subject to sale and transfer restrictions until February 24, 2023.

(3)

The amounts in these columns were calculated by multiplying the closing price of our Common Stock on the NYSE on December 31, 2020, the last trading day in 2020, which was $204.13 per share, by the number of shares of stock that have not vested.

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(4)

This amount reflects the maximum performance shares for the performance shares granted pursuant to the 2019 LTI Program and target performance for the performance shares granted pursuant to the 2020 LTI Program, in each case which may be earned upon certification by the Compensation Committee of achievement of pre-determined performance goals for the performance period ending December 31, 2021 and December 31, 2022, respectively. See Compensation Discussion and Analysis for more information on the 2020 LTI Program. For information on the 2019 LTI Program, see the Compensation Discussion and Analysis in the Company’s 2020 Proxy Statement filed with the Securities and Exchange Commission on April 9, 2020. Actual amounts earned may be more or less than reflected depending on whether such performance shares are earned at the threshold, target or maximum level. If earned, these shares will vest on the later of (a) February 25, 2022 for the 2019 LTI Program and February 24, 2023 for the 2020 LTI Program or (b) the date the Compensation Committee certifies the achievement of the related performance targets. Performance shares that are not earned within the applicable performance period are forfeited.

(5)

This amount includes performance shares earned pursuant to the 2018 LTI Program, which were earned at a payout level of 149.9%. These performance shares will vest on February 26, 2021 provided the employee remains employed by the Company through such date. For information on the 2018 LTI Program, see the Compensation Discussion and Analysis in the Company’s 2019 Proxy Statement filed with the Securities and Exchange Commission on April 5, 2019. The number of performance shares earned for each Named Executive Officer is, respectively, as follows: Mr. Ottensmeyer – 24,093; Mr. Upchurch – 5,382; Mr. Songer – 5,310; Mr. Hancock – 5,134 and Mr. Naatz – 3,186.

Option Exercises and Stock Vested

The following table provides information for each of the NEOs regarding stock option exercises and vesting of stock awards during 2020.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Ottensmeyer	—	—	39,557	(3)	$5,950,533
Upchurch	—	—	8,473	(3)	$1,290,777
Songer	2,191	$113,461	8,568		$1,318,322
Hancock	—	—	18,475		$3,133,491
Naatz	2,855	$238,391	4,715		$725,147

(1)

The value realized on shares that were sold immediately upon exercise is the difference between the actual sales price and the exercise price of the option. Otherwise, the value realized is the difference between the fair market value of our Common Stock (the closing price on the NYSE) on the trading day prior to the date of exercise and the exercise price of the option.

(2)	The value realized is the fair market value of our Common Stock (the closing price on the NYSE) on the trading day prior to the vesting date.
(3)

A portion of these shares (Mr. Ottensmeyer - 7,033 shares; Mr. Upchurch - 1,754 shares) are no longer subject to forfeiture due to the fact that the participant meets the retirement criteria under the 2008 Plan and 2017 Plan; however, the shares remain subject to sale and transfer restrictions.

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Potential Payments Upon Termination of Employment or Change in Control

As described above in the section titled “Narrative to Summary Compensation Table,” each of our NEOs is a party to a severance agreement. Each agreement provides certain benefits in the event of the termination of the NEO’s employment without cause or after a change in control. The agreements do not provide for any benefits in the event of the termination of employment resulting from death, disability or retirement. We believe that providing certain severance protections in the event of a change in control play an important role in attracting and retaining key executive officers. The Compensation Committee believes the severance benefits are an appropriate and necessary component of each NEO’s compensation package.

The severance benefits described below are required to be provided pursuant to the terms of severance agreements with our NEO. These agreements may only be amended with the consent of the NEO.

Severance Agreements

Our Severance Agreements provide for the following severance benefits if the applicable executive’s employment ceases due to an involuntary termination without Cause or voluntary termination for Good Reason (each, defined in our Severance Agreement, and each, a Qualified Termination). Each executive’s severance benefits are subject to the execution of an “Arbitration Agreement” and a “Release.” The severance benefits are also contingent on the executive complying with certain confidentiality, non-disclosure, and non-competition provisions. Under the non-competition provisions, the executive agrees not to compete with the business of the Company in any geographic area then served by the Company for a period of one year following the termination of his or her employment. The executive also agrees, subject to certain limitations, to not divert business from the Company, solicit business from customers or prospective customers of the Company, or solicit any employee to leave the employ of the Company.

Benefit	General Severance	Change in Control Severance
Cash Severance	• CEO: 2 x (base salary + target bonus) • Other NEOs: 1 x (base salary + target bonus)	• CEO: 3 x (base salary + target bonus) • Other NEOs: 2 x (base salary + target bonus)(1)
Current-Year Bonus	• Prorated, subject to actual financial performance	• Prorated at target financial performance
Long-Term Incentives	• Determined by equity award agreement	• Determined by equity award agreement
Welfare Benefit Continuation

•  COBRA (for 12 months), if elected, executive will only be required to pay the same share of the applicable premium for medical coverage that would apply if the executive were participating in the medical plan as an active employee.

•  COBRA (for 18 months), if elected, executive will only be required to pay the same share of the applicable premium for medical coverage that would apply if the executive were participating in the medical plan as an active employee.

Outplacement	• One year – up to $25,000	• One year – up to $25,000

(1)	Minimum of 60% target bonus used for select executives in the event of a CIC severance.

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Other Compensatory Plans that Provide Benefits on Retirement or Termination of Employment

Described below are the portions of our compensation plans in which the accounts of NEOs become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the NEO’s responsibilities following a change in control.

KCS 401(k) Plan.    Participants, including our NEOs, are fully vested in their accounts under the KCS 401(k) Plan, other than their matching contributions. Subject to certain exceptions, Company matching contributions vest as follows: 20% vesting after two years of service, 40% after three years of service, 60% after four years of service and 100% after five years of service. Vesting is accelerated in the case of retirement at age 65, death or disability or upon a change in control of us (as defined in the KCS 401(k) Plan). Distribution of benefits under the KCS 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. Benefits are normally paid in cash. However, to the extent a participant’s accounts are invested in whole shares of our Common Stock, the participant may elect to receive distributions of benefits under the KCS 401(k) Plan in cash, whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock.

2017 Plan and the 2008 Plan.    Beginning on May 4, 2017, all equity awards have been made under the 2017 Plan, which was adopted to replace the 2008 Plan. Outstanding equity awards made under the 2008 Plan continue to be governed under the terms and conditions of the 2008 Plan. However, the 2008 Plan has been permanently frozen and all awards made on or after May 4, 2017 have been made under the 2017 Plan. As described below in greater detail, the 2017 Plan terms and conditions governing the treatment of equity awards in the event of death, disability, retirement or on account of a change of control are substantially the same as those in the 2008 Plan. The tables below reflect awards under both the 2017 Plan and the 2008 Plan and related award agreements.

Subject to the terms of the specific award agreements, under both the 2017 Plan and the 2008 Plan, the termination of affiliation of a grantee of an award by reason of death, Disability, Retirement or on account of a Change of Control (as such terms are defined in the 2017 Plan and the 2008 Plan, as applicable) may accelerate the ability to exercise an award.

Death or Change of Control. Upon the death, or upon the termination of affiliation on account of a Change of Control, of a grantee of an award under both the 2017 Plan and the 2008 Plan, unless otherwise specified in the award agreement:

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable,

(ii) any options or stock appreciation right (“SAR”) not exercisable at that time will become nonforfeitable and exercisable and the grantee’s personal representative or other transferee upon death may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, one year after the death of the grantee, or ten years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will become nonforfeitable in the amount that would be earned for such performance period if the performance goals for such performance period were met at target, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

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Disability or Retirement. Upon the termination of affiliation by reason of Disability or Retirement of a grantee of an award under both the 2017 Plan and the 2008 Plan, unless otherwise specified in the award agreement:

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable in a number determined by multiplying the total number of restricted shares and restricted share units by a fraction, the numerator of which is the number of twelve-month periods of employment commencing on the grant date that have been completed by the grantee, and the denominator of which is the total number of twelve-month periods in the period of restriction,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee or the grantee’s legal representative (or the grantee’s transferee upon the death of the grantee) may exercise such options or SARs as follows: (a) if the termination of affiliation was by reason of Retirement, up to the expiration of the option or SAR term (except that for options or SARs granted prior to February 18, 2015 under the 2008 Plan, which can be exercised up to the earliest of the expiration of the option or SAR term, five years following the grantee’s termination of affiliation by reason of Retirement, or ten years from the grant date of the award) or (b) if termination of affiliation was by reason of Disability, up to the earliest of the option or SAR term, one year following the grantee’s termination of affiliation by reason of Disability, or 10 years from the grant date of the award.

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Other Termination of Affiliation. Upon the termination of affiliation of a grantee of an award under both the 2017 Plan and the 2008 Plan for any reason other than death, Disability, Retirement, or on account of a Change of Control, then, unless otherwise specified in the award agreement:

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable on the date of the grantee’s termination of affiliation, are forfeited on that date;

(ii) any options or SARs not exercisable at that time will be forfeited, and any options or SARs that are vested and exercisable or become exercisable at that time may be exercised by the grantee up to the earlier of the expiration of the option or SAR term, three months following the grantee’s termination of affiliation, or ten years from the grant date of the award; provided, however, that if termination of affiliation is for Cause (as defined in the 2008 Plan), then any unexercised options or SARs will be forfeited;

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended but which are not vested will be forfeited, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited; and

(iv) any unvested shares subject to a deferred stock award will be forfeited.

Certain Award Agreements under the 2017 and the 2008 Plan.    Certain award agreements provide for alternate termination provisions than those provided for in the 2017 and the 2008 Plan, respectively.

•

Restricted Shares Award Agreements for newly hired or promoted executives provide that if there is a termination of affiliation by reason of retirement prior to vesting, then for every consecutive twelve-month period of employment completed during the period beginning on the grant date and ending on the date of termination of affiliation by reason of retirement, 1/5 of the number of restricted shares will vest and no longer be subject to restriction.

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•

Restricted Shares and Performance Shares Award Agreements for the 2018 LTI Program, 2019 LTI Program, and 2020 LTI Program provide that the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of a disability prior to vesting. Additionally, for the performance shares, if there is a termination of affiliation due to a disability prior to vesting, then upon such termination of affiliation the executive will be deemed to have earned a number of shares determined as if the Performance Goals were at target. Also, for the performance shares, if there is a termination of affiliation prior to vesting due to retirement, a portion of the performance shares will be forfeited where the forfeited portion shall equal the number of performance shares times a fraction, the numerator of which is the total number of remaining whole months in the performance period and the denominator of which is thirty-six months. The portion of performance shares not forfeited pursuant to the foregoing shall be earned based on the applicable performance percentage achieved and shall be paid on the later of the vesting date or the date the results are certified.

•

Restricted Shares Award Agreements used for our Executive Plan provide that restricted shares will no longer be subject to restrictions upon a termination of affiliation due to retirement prior to vesting.

•

Restricted Shares and Stock Option Award Agreements generally provide that all awards become fully vested or exercisable upon a Change of Control. Beginning in March 2019, awards, pursuant to our annual LTI Program, provide that such vesting will only occur upon a termination of employment within two years after a Change of Control.

•

Beginning in February 2021, all employee equity award agreements generally provide that awards become fully vested or exercisable upon an involuntary termination of employment or a voluntary termination for Good Reason (as defined in respective award agreement), in each case within a two-year period following a Change of Control.

Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees

We have established a series of grantor trusts (commonly referred to as “rabbi” trusts) that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of the Company (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements and the 2008 Plan, among others. New trusts were executed on February 24, 2011. The new trusts are revocable by the Board of Directors until a change in control of the Company. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to beneficiaries following a change in control of KCSR.

Tables Summarizing Payments Upon Employment Termination

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to a NEO at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or dismissal or resignation for good reason following a change in control. None of our NEOs are eligible to receive payments upon a voluntary resignation or a termination for cause (as defined above), except that because Messrs. Ottensmeyer and Upchurch meet the definition of “retirement” under the 2008 Plan and 2017 Plan in that each is over 55 years old and has over ten years of service to KCS, they have restricted stock that is non-forfeitable and would be payable upon a voluntary resignation. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our NEOs and which is available generally to all salaried employees in the United States. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

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For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on December 31, 2020, the last trading day in 2020, and that the price per share of our Common Stock was $204.13, the closing market price on that date.

	Patrick J. Ottensmeyer

Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason

Cash Severance	$ —	$ —	$ —	$6,457,500	$4,305,000

Equity (Intrinsic Value)

Unvested Restricted Stock	$2,888,440	$2,888,440	$ —	$2,888,440	$ —

Unvested Performance Shares	$9,015,606	$9,015,606	$7,880,439	$9,015,606	$ —

Unexercisable Options	$3,654,761	$3,654,761	$3,654,761	$3,654,761	$ —

Total	$15,558,807	$15,558,807	$11,535,200	$15,558,807	$ —

Other Benefits

Outplacement Benefits	$ —	$ —	$ —	$25,000	$25,000

Health & Welfare (Present Value)	$ —	$ —	$ —	$7,644	$5,096

Total	$ —	$ —	$ —	$32,644	$30,096

Total	$15,558,807	$15,558,807	$11,535,200	$22,048,951	$4,335,096

	Michael W. Upchurch

Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason

Cash Severance	$ —	$ —	$ —	$1,774,800	$887,400

Equity (Intrinsic Value)

Unvested Restricted Stock	$657,707	$657,707	$ —	$657,707	$ —

Unvested Performance Shares	$2,038,850	$2,038,850	$1,768,786	$2,038,850	$ —

Unexercisable Options	$824,428	$824,428	$824,428	$824,428	$ —

Total	$3,520,985	$3,520,985	$2,593,214	$3,520,985	$ —

Other Benefits

Outplacement Benefits	$ —	$ —	$ —	$25,000	$25,000

Health & Welfare (Present Value)	$ —	$ —	$ —	$23,741	$15,827

Total	$ —	$ —	$ —	$48,741	$40,827

Total	$3,520,985	$3,520,985	$2,593,214	$5,344,526	$928,227

	Jeffrey M. Songer

Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason

Cash Severance	$ —	$ —	$ —	$1,774,800	$887,400

Equity (Intrinsic Value)

Unvested Restricted Stock	$2,762,900	$2,762,900	$ —	$2,762,900	$ —

Unvested Performance Shares	$2,019,866	$2,019,866	$ —	$2,019,866	$ —

Unexercisable Options	$816,125	$816,125	$ —	$816,125	$ —

Total	$5,598,891	$5,598,891	$ —	$5,598,891	$ —

Other Benefits

Outplacement Benefits	$ —	$ —	$ —	$25,000	$25,000

Health & Welfare (Present Value)	$ —	$ —	$ —	$23,741	$15,827

Total	$ —	$ —	$ —	$48,741	$40,827

Total	$5,598,891	$5,598,891	$ —	$7,422,432	$928,227

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	Brian D. Hancock

Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason

Cash Severance	$ —	$ —	$ —	$1,679,600	$839,800
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,075,969	$1,075,969	$ —	$1,075,969	$ —
Unvested Performance Shares	$1,940,664	$1,940,664	$ —	$1,940,664	$ —
Unexercisable Options	$784,990	$784,990	$ —	$784,990	$ —
Total	$3,801,623	$3,801,623	$ —	$3,801,623	$ —
Other Benefits
Outplacement Benefits	$ —	$ —	$ —	$25,000	$25,000
Health & Welfare (Present Value)	$ —	$ —	$ —	$23,741	$15,827
Total	$ —	$ —	$ —	$48,741	$40,827
Total	$3,801,623	$3,801,623	$ —	$5,529,964	$880,627

	Michael J. Naatz

Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason

Cash Severance	$ —	$ —	$ —	$1,679,600	$839,800
Equity (Intrinsic Value)
Unvested Restricted Stock	$931,853	$931,853	$ —	$931,853	$ —
Unvested Performance Shares	$1,675,499	$1,675,499	$ —	$1,675,499	$ —
Unexercisable Options	$706,055	$706,055	$ —	$706,055	$ —
Total	$3,313,407	$3,313,407	$ —	$3,313,407	$ —
Other Benefits
Outplacement Benefits	$ —	$ —	$ —	$25,000	$25,000
Health & Welfare (Present Value)	$ —	$ —	$ —	$ —	$ —
Total	$ —	$ —	$ —	$25,000	$25,000
Total	$3,313,407	$3,313,407	$ —	$5,018,007	$864,800

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our CEO, Mr. Patrick J. Ottensmeyer, and the annual total compensation of our employees. This pay ratio is a reasonable estimate calculated in good faith, in a manner consistent with Item 402(u) of Regulation S-K, based on our payroll and employment records and the methodology described below. The Securities and Exchange Commission rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratios reported by other companies may not be comparable to the pay ratio set forth below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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For the year ended December 31, 2020:

•

The median of the annual total compensation of all employees of the Company (other than our CEO) was $44,951 (based on the exchange rate reported by Banco de Mexico on December 31, 2020 of 19.9487 Mexican pesos per U.S. dollar). The employee is a collective bargaining employee based in Mexico.

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $7,135,912.

•	Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 159 to 1.

To facilitate analysis and benchmarking with other U.S. Class I railroads, we are also providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of employees who are located in the U.S. (“U.S. Employees”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, except for the inclusion of only U.S. Employees.

For the year ended December 31, 2020:

•	The median of the annual total compensation of U.S. Employees of the Company (other than our CEO) was $91,935. This employee is a collective bargaining employee based in Louisiana.

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $7,135,912.

•	Based on this information, for 2020 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of U.S. Employees was 78 to 1.

Following is the methodology and material assumptions we applied to identify the median of the annual total compensation of all employees and the median of the annual total compensation of U.S. Employees, as well as to determine the annual total compensation of the respective “median employee”:

•

We selected October 31, 2020 as the date upon which to identify the respective median employee. No significant changes to the respective employee populations have occurred subsequent to October 31, 2020.

•

As of October 31, 2020, our employee population consisted of approximately 6,500 full-time employees, with approximately 2,700 of these individuals located in the U.S. and approximately 3,800 located in Mexico. Approximately 70% of our employees located in the U.S. are covered by collective bargaining agreements and approximately 80% of our employees located in Mexico are covered by a labor agreement with the Mexican railroad union (Sindicato de Trabajadores Ferrocarrileros de la República Mexicana).

•

Workers not employed by the Company were excluded from the determination of the respective “median employee”, as such workers are employed by unaffiliated third parties, and their compensation is determined by those unaffiliated third parties.

•

To identify the respective “median employee” from the total employee population and from the U.S. Employee population, we compared, for the twelve months ended October 31, 2020, the aggregate amount of:

•	Salary or wages, as applicable;

•	Annual cash incentive payments;

•	Payments required by Mexican labor law or consistent with Mexican customary practice, including Christmas bonus, vacation premium, food stipends and statutory profit sharing;

•	The Company’s 401(k) or Mexican savings fund matching contributions.

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The Company believes the resulting compensation measure is the most comparable measure between the U.S. and Mexico employee populations.

•

In making the above determination for the total employee population, amounts paid in Mexican pesos were converted to U.S. dollars at an exchange rate of 21.3770 Mexican pesos per U.S. dollar, the exchange rate reported by Banco de Mexico on October 31, 2020.

•

In making the above determinations for the total employee population and for the U.S. Employee population, we annualized the compensation of approximately 481 and 307 full-time employees, respectively, who did not work for us for the entire twelve-month period due to being hired or taking unpaid leaves of absence during the period.

•	We identified our respective median employees using this compensation measure, which was consistently applied to all employees included in the respective calculation.

•	We did not make any cost-of-living adjustment in identifying the respective median employees.

•

For each of the median employees, we combined all elements of the respective employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and consistent with the determination of the total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement.

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Director Compensation

This section describes the compensation paid to our directors. Only directors who are not members of management receive compensation for service as a director. Patrick J. Ottensmeyer, our President and CEO, serves on our Board, but is not paid any compensation for his service on the Board. His compensation as an executive is described in the Summary Compensation Table included in this Proxy Statement.

Director Fees

Director Compensation Practices

The Compensation Committee recommends each component of director compensation to the Board. Based upon advice from its compensation consultant, the Compensation Committee seeks to recommend compensation packages, including both cash and stock components, that are competitive with the Company’s peer groups. The Board does not delegate its authority for determining director compensation to any other person.

In recommending director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee with the assistance of the Compensation Consultant;

•	directors’ duties and responsibilities; and

•	director retention.

In 2020, no changes were made to director pay levels. The Compensation Committee believes its current compensation levels are, on average, aligned with its stated goal of compensating our directors at the 50th percentile of directors of companies in our peer group. The Compensation Committee will periodically review director compensation to maintain this alignment.

Director Compensation Program

Under our director compensation program each non-management director receives the following compensation for his or her service as a member of the Board:

Annual Cash Retainers for Board and Committee Membership

Type	Amount
Board of Directors	$75,000
Chair of the Board	$100,000
Committee Chair	$20,000
Committee Membership	$10,000

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Director Stock Awards

Under the director compensation program, each non-management director is awarded a grant of Common Stock under the 2017 Plan on the date of each annual meeting or on the date of their election to the Board, which vests immediately. The grant is for a number of shares equal to approximately $125,000 in value. Each director elected at the 2020 Annual Meeting of Stockholders was awarded 933 shares of Common Stock calculated using a 30-day average closing price of $133.89 per share.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for directors that require each director to beneficially own shares of our Common Stock with a fair market value equal to at least five times the base annual cash retainer for serving as a Board member (currently 5 x $75,000 = $375,000). Deferred shares granted to directors will count toward this requirement. Directors must achieve this ownership level within five years from the date of their election to the Board. All of the directors who have been on the Board for at least five years currently meet this stock ownership requirement.

Director Expense Reimbursement

In addition to compensating the directors as discussed above, we also reimburse the directors for their expenses in attending Board and Committee meetings.

Directors’ Fee Deferral Plans

Directors are permitted to defer receipt of directors’ cash fees and retainers under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board. Earnings on deferred fees and earnings credited to the director’s account are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on United States Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the Deferred Fee Plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Corporate Secretary of KCS will administer the Deferred Fee Plan.

In 2011, the Board adopted the Director Deferred Stock Program (the “Deferred Stock Program”). Under the Deferred Stock Program, cash retainers paid each year may be deferred into shares of KCS common stock. Directors may defer a percentage or a specific dollar amount into KCS common stock. The number of shares granted under the Deferred Stock Program will be equal to (a) the aggregate value of annual cash retainers elected to be deferred, divided by (b) the fair market value per share on the grant date. The stock is 100% vested, but has no voting rights. Dividend equivalents (if any) will also be credited to the KCS deferred stock account. Dividend equivalents are credited to the director’s deferred stock account as of the date the Company pays any dividend (whether in cash or in kind) on its Common Stock in an amount equal to the ratio of (A) the aggregate value of the dividend that would have been payable on the deferred stock held by the Director immediately prior to such payment date had the shares represented by such deferred stock been outstanding as of such payment date to (B) the fair market value per share as of such date. Directors may elect the date that distribution of the deferred shares occurs. They may also choose to receive payment in either lump sum or installments (up to 5 years). Payment will be accelerated in the event of a change in control of KCS or the director’s death. Messrs. Garza-Santos and McDonnell participated in the Deferred Stock Program during 2020.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	66

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2020 Director Compensation

The following table shows the compensation paid to our non-employee directors in 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(5)	Total ($)
Lydia I. Beebe	$ 95,000	$136,535	$0	$30,049	$261,584
Lu M. Córdova	$105,000	$136,535	$0	$18,745	$260,280
Robert J. Druten	$215,000	$136,535	$0	$13,930	$365,465
Antonio O. Garza, Jr.	$ 95,000	$136,535	$0	$55,075	$286,610
David Garza-Santos	$ 85,000 (3)	$136,535	$0	$ 75	$221,610
Janet H. Kennedy	$ 85,000	$136,535	$0	$ 75	$221,610
Mitchell J. Krebs	$ 95,000	$136,535	$0	$ 1,075	$232,610
Henry J. Maier	$105,000	$136,535	$0	$ 49	$241,584
Thomas A. McDonnell	$115,000 (4)	$136,535	$0	$30,030	$281,565

(1)

This column presents the aggregate grant date fair value of stock awards made in 2020 computed in accordance with FASB ASC Topic 718. The shares were awarded under our 2017 Plan. Each director received a grant of 933 shares of Common Stock on May 21, 2020.

(2)	No options were granted to any director in 2020.
(3)

Mr. Garza-Santos deferred receipt of $85,000 pursuant to the Directors Deferred Stock Program. He accrued 580 deferred shares as a result of this deferral and receives dividend equivalents on such deferred shares.

(4)

Mr. McDonnell deferred receipt of $115,000 pursuant to the Directors Deferred Stock Program. He accrued 785 deferred shares as a result of this deferral and receives dividend equivalents on such deferred shares.

(5)	All Other Compensation for directors consists of:

Name	Group Term Life Premiums	AD&D Premiums	Charitable Matching Gifts (a)	Other(b)	Total
Lydia I. Beebe	$39	$10	$30,000	$0	$30,049
Lu M. Córdova	$60	$15	$18,670	$0	$18,745
Robert J. Druten	$24	$ 6	$13,900	$0	$13,930
Antonio O. Garza, Jr.	$60	$15	$19,000	$36,000	$55,075
David Garza-Santos	$60	$15	$ 0	$0	$ 75
Janet H. Kennedy	$60	$15	$ 0	$0	$ 75
Mitchell J. Krebs	$60	$15	$ 1,000	$0	$ 1,075
Henry J. Maier	$39	$10	$ 0	$0	$ 49
Thomas A. McDonnell	$24	$ 6	$30,000	$0	$30,030

(a)

We provide a two-for-one Company match of eligible charitable contributions made by our directors. The maximum amount of contributions we will match in any calendar year for any director is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

(b)

Amounts in this column for 2020 include: Mr. Garza – director fees paid by the Company’s wholly owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V., for serving as Chairman of its board of directors.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	67

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Certain Transactions

The Board of Directors is empowered to review, approve and ratify any related party transaction as defined by Item 404 of Regulation S-K. The charter of the Nominating Committee contains procedures for the review of related person transactions and the reporting of such transactions by the Nominating Committee to the full Board of Directors for approval or ratification. These transactions, which include any financial transaction, arrangement or relationship or any series of similar transactions, are reviewed for approval or ratification for any transaction in which the Company is a participant and the Company’s directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members have a direct or indirect material interest, where the amount involved in the transaction exceeds or is expected to exceed $120,000 . The Nominating Committee has directed the Corporate Secretary to review on behalf of the Nominating Committee responses to annual director and officer questionnaires to determine whether any related person has, or has had, a direct or indirect material interest in any transaction with the Company or its subsidiaries, other than the receipt of ordinary director or officer compensation in the last fiscal year. The charter of the Audit Committee contains procedures designed to ensure that any related person transactions that are ratified or approved by the Nominating Committee are properly reported by the Company in its financial statements and SEC filings.

The policy outlined in the Nominating Committee Charter provides that the Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Nominating Committee takes into account, among other factors it deems appropriate:

•	the significance of the transaction to the Company;

•	the best interests of the Company’s stockholders;

•	the materiality of the transaction to the related person;

•	whether the transaction is significantly likely to impair any judgments an executive officer or director would make on behalf of the Company;

•	the Company’s Code of Business Conduct and Ethics;

•	whether a related person serves on the Compensation Committee and if so, whether such continued service is appropriate in accordance with the Compensation Committee charter; and

•	whether the terms of the transaction are more favorable to the Company than would be available from an unrelated third party.

There were no related party transactions in 2020.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of our Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock and changes in such ownership with the SEC (the “Section 16 Reports”). Based solely on a review of the Section 16 Reports for 2020 and written representations from certain of the Reporting Persons, we believe no Reporting Person was late in filing such Section 16 Reports for fiscal year 2020, other than Mr. Patrick J. Ottensmeyer, President and CEO, who filed a late Form 4 on April 2, 2020, to report a transaction that occurred on March 13, 2020.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	68

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Report of Audit Committee

In accordance with the Audit Committee’s written charter duly adopted by the Board of Directors, we have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020.

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for the year ended December 31, 2020, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

We have discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Commission.

We discussed with PricewaterhouseCoopers LLP the overall scope and plans for their audit. We met with PricewaterhouseCoopers, with and without management present, to discuss the results of their audit, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and have discussed with PricewaterhouseCoopers LLP their independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

The Audit Committee

Thomas A. McDonnell, Chairman

Lu M. Córdova

Mitchell J. Krebs

This Audit Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	69

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Independent Registered

Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm.

PricewaterhouseCoopers served as our independent registered public accounting firm for the year ended December 31, 2020. PricewaterhouseCoopers audited our consolidated financial statements we filed with the SEC under the Exchange Act and audited the Company’s internal control over financial reporting.

Independent Registered Public Accounting Firm Fees

The following table presents the total fees for professional audit and other services rendered by PricewaterhouseCoopers for the years ended December 31, 2020 and 2019 respectively (in thousands).

	Year Ended December 31
Fees	2020	2019
Audit fees(1)	$1,779.8	$1,945.6
Audit-related fees(2)	63.0	61.5
Tax fees(3)	29.5	35.0
Total	$1,872.3	$2,042.1

(1)

Audit fees principally include fees for the audit of our consolidated financial statements included in our annual report on Form 10-K and internal control over financial reporting (integrated audit); the review of financial statements included in our quarterly reports on Form 10-Q; the audit for statutory purposes of the consolidated financial statements of KCSM, our wholly-owned subsidiary; and services routinely provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for other attestation and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees consist of tax compliance services.

Pre-Approval Policy

The Audit Committee’s pre-approval policies and procedures, as described in its charter, provide that the Audit Committee will approve all services and fees for audit and non-audit services prior to engagement. The Chair of the Audit Committee is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that such decisions are provided to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by PricewaterhouseCoopers for 2020.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	70

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Stockholder Proposals for 2022 Annual Meeting

Our Bylaws set forth the advance notice requirements that stockholders must follow in order to either make a director nomination or bring any other business at any annual or special meeting of the stockholders, and explicitly provide that the procedure provided in the Bylaws is the exclusive means for a stockholder to make such nominations or proposals (other than proposals submitted for inclusion in the proxy statement governed by Rule 14a-8 of the Exchange Act). The Bylaws provide that to be properly brought before a meeting, a proposal must be brought (i) pursuant to our proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder who (A) was a stockholder of record both at the time of giving notice for the meeting and at the time of the meeting and is entitled to vote at the meeting and (B) has timely complied in proper written form with the procedures set forth in the Bylaws. In addition, the Bylaws (A) expand the required disclosure regarding stockholders making proposals or nominations to include, among other things, disclosure of all ownership interests, class and number of shares owned, hedges, derivative and or short positions, hedging or other transactions, profit interests, options, any voting or dividend rights with respect to any shares of securities of the Company, any material interests of the stockholder (and beneficial owner, if any) in the nomination or proposal, and any other information that would be required in a solicitation of proxies for the nomination or proposal, and (B) require a stockholder nominating a person for election as a director to include in the advance notice certain biographical information about each such nominee, a fully completed Director’s Questionnaire on the form supplied by the Company, a written representation of such nominee as to any voting commitments or related transactions, and an agreement by such nominee to comply with the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders, the proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary’s Office, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105 and must be received no later than December 10, 2021.

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the stockholder must be a record owner both at the time of giving notice for the meeting and at the meeting and entitled to vote at the meeting; (ii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iii) the nominee must meet the minimum qualifications for directors established by the Board.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name, age and business and residential address of the nominee; (iv) the principal occupation or employment of the nominee; (v) the class and number of shares of KCS which are owned beneficially and of record by the nominee and stockholder; (vi) description of any hedging or other transaction entered into by the nominee with respect to our securities; (vii) a description of all arrangements between the stockholder and nominee pursuant to which the nominations are to be made by the stockholder; (viii) a fully completed Director’s Questionnaire on the form supplied by us, executed by the nominee; (ix) such other information as required by our Bylaws; and (x) such other information as the

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	71

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Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee or required by applicable law; provided, however, that if an annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to the annual meeting and not later than the later of (a) the 60th day prior to such annual meeting or (b) the tenth day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by us with the SEC. Proposals to nominate directors to be timely for the 2022 annual meeting must be received at our principal executive offices no earlier than February 19, 2022 and no later than March 21, 2022.

The qualifications for membership on the Board of Directors are described above in the section entitled “Director Qualifications, Qualities and Skills.”

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

We recently adopted a proxy access right in our Bylaws to permit a stockholder, or a group of not more than 20 stockholders, owning continuously for at least three years shares representing at least 3% of the aggregate voting power of our Voting Stock to nominate and include in our proxy materials director nominees constituting up to the greater of two members or 20% of our Board, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. If you wish to exercise your proxy access right to nominate a director(s), you must:

•	Notify our Corporate Secretary no earlier than the close of business on November 10, 2021 and no later than the close of business on December 10, 2021.

•	Include in your notice the specific information required by our Bylaws and otherwise comply with our Bylaws and applicable law.

A copy of our Bylaws is available at www.kcsouthern.com or we will send you one without charge upon request.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that if an annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, to be timely, the Stockholder’s Notice must be so received no earlier than the 90th day prior to such annual meeting and not later than the later of (i) the 60th day prior to such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of the annual meeting was first made. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, (iv) description of any hedging or other transactions, proxies or contractsentered into pursuant to which the stockholder has a right to vote any of our securities, rights to dividends, performance-related fees that the stockholder is entitled based on any change in the value of our

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	72

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shares, (v) a statement regarding whether the stockholder will deliver a proxy statement or form of proxy, (vi) any material interest of the stockholder in such business, and (vii) such other information as required by our Bylaws.

Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2022 annual meeting must be received at our principal executive offices no earlier than February 19, 2022 and no later than March 21, 2022.

By Order of the Board of Directors,

Adam J. Godderz

Senior Vice President - Chief Legal Officer &

Corporate Secretary

Kansas City, Missouri

April 9, 2021

Our Annual Report includes our Annual Report on Form 10-K for the year ended December 31, 2020 (without exhibits) as filed with the SEC. We will furnish without charge upon written request a copy of our Annual Report on Form 10-K, including the financial statements and the related notes. The Annual Report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Annual Meeting. Such written request should be directed to our Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105, (888) 800-3690. Our Annual Report on Form 10-K for the year ended December 31, 2020 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The Annual Report on Form 10-K for the year ended December 31, 2020 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating Committee and Compensation Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105.

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT	73

002CSNBB8A

000004
ENDORSEMENT_LINE SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Online
Go to www.envisionreports.com/KSU or scan the QR code — login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KSU
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
2021 Annual Meeting Proxy Card
123456789012345
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:
01—Lydia I. Beebe
04—Antonio O. Garza, Jr.
07—Mitchell J. Krebs
10—Patrick J. Ottensmeyer
For Against Abstain
02—Lu M. Córdova
05—David Garza-Santos
08—Henry J. Maier
03—Robert J. Druten
06—Janet H. Kennedy
09—Thomas A. McDonnell
2. Ratification of the Audit Committee’s selection of
PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.
3. An Advisory vote to approve the 2020 compensation of our named executive officers.
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
C 1234567890
1PCF
500799
JNT
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
03FH2B

The 2021 Annual Meeting of Stockholders of Kansas City Southern will be held on Thursday May 20, 2021 at 9:00 a.m. Central Time, virtually via the internet at www.meetingcenter.io/295243793
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
The password for this meeting is — KSU2021
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/KSU
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KSU
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
KANSAS CITY SOUTHERN
Notice of 2021 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2021
Robert J. Druten, Antonio O. Garza, Jr. and Patrick J. Ottensmeyer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Kansas City Southern to be held on May 20, 2021 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, and FOR items 2 and 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
2021 Annual Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:
For Against Abstain
01—Lydia I. Beebe
04—Antonio O. Garza, Jr.
07—Mitchell J. Krebs
10—Patrick J. Ottensmeyer
02—Lu M. Córdova
05—David Garza-Santos
08—Henry J. Maier
03—Robert J. Druten
06—Janet H. Kennedy
09—Thomas A. McDonnell
2. Ratification of the Audit Committee’s selection of
PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.
3. An Advisory vote to approve the 2020 compensation of our named executive officers.
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
1 U P X
5 0 0 7 9 9
03FH3B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/KSU
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
KANSAS CITY SOUTHERN
Notice of 2021 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2021
Robert J. Druten, Antonio O. Garza, Jr. and Patrick J. Ottensmeyer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Kansas City Southern to be held on May 20, 2021 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, and FOR items 2 and 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)

ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4
ADD 5
ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 am, Eastern Time, on May 17, 2021.
Online
Go to www.envisionreports.com/KSU or scan the QR code — login details are located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KSU
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Voting Instruction Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:
01—Lydia I. Beebe
04—Antonio O. Garza, Jr.
07—Mitchell J. Krebs
10—Patrick J. Ottensmeyer
2. Ratification of the Audit Committee’s selection of
PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021.
For Against Abstain
02—Lu M. Córdova
05—David Garza-Santos
08—Henry J. Maier
For Against Abstain
03—Robert J. Druten
06—Janet H. Kennedy
09—Thomas A. McDonnell
3. An Advisory vote to approve the 2020 compensation of our named executive officers.
B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.
Signature 1 — Please keep signature within the box.
Signature 2 — Please keep signature within the box.
C1234567890
JNT
MRA SAMPLE (THIS AREA IS SET UP TO ACCOMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1 U P X 5 0 0 7 9 9 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
03FH5B

2021 Annual Meeting of Stockholders
The 2021 Annual Meeting of Stockholders of Kansas City Southern will be held on Thursday May 20, 2021 at 9:00 a.m. Central Time, virtually via the internet at www.meetingcenter.io/295243793
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
The password for this meeting is — KSU2021
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/KSU
Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KSU
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Voting Instruction Card — KANSAS CITY SOUTHERN
ANNUAL MEETING OF STOCKHOLDERS — MAY 20, 2021
This voting instruction card is solicited by the Trustee.
I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on May 20, 2021, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting.
This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” the nominees named hereon, “For” proposal 2, and “For” proposal 3.
If voting instructions are not received by May 17, 2021, the Trustee will vote such shares in the same proportions as the shares for which voting instructions were received from other plan participants.
CONFIDENTIAL VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE UNDER THE KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN.
(Continued on reverse side)
C Non-Voting Items
Change of Address — Please print new address below.
Comments — Please print your comments below.